AMENDED AND RESTATED RESEARCH AND OPTION AGREEMENT

by and between

GENENTECH, INC.

and

CURAGEN CORPORATION

March 31, 2000

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

TABLE OF CONTENTS

1. DEFINITIONS		2

1.1	AFFILIATE	2
1.2	CLONE	2
1.3	CURAGEN BACKGROUND INVENTIONS	2
1.4	CURAGEN DATA	3
1.5	CURAGEN DATA SET	3
1.6	CURAGEN PROJECT	3
1.7	CURAGEN PROJECT INVENTION	3
1.8	CURAGEN PROJECT PATENT RIGHTS	3
1.9	CURAGEN PROJECT PROPRIETARY MATERIAL	3
1.10	CURAGEN ROYALTY PRODUCT	3
1.11	DATA SET	4
1.12	EXCLUSIVE DATA SET	4
1.13	EXCLUSIVE EVALUATION PERIOD	4
1.14	EXTENDED RESEARCH	4
1.15	EXTENDED RESEARCH DATA	4
1.16	EXTENDED RESEARCH INVENTIONS	4
1.17	EXTENDED RESEARCH PATENT RIGHTS	4
1.18	FTE	4
1.19	GENENTECH PDC APPROVAL	4
1.20	GENENTECH PROPRIETARY MATERIAL	5
1.21	GENESCAPE®	5
1.22	INDEPENDENT PATENT COUNSEL	5
1.23	“INITIAL RESEARCH PROJECTS”	5
1.24	INVENTION	5
1.25	KNOW-HOW INFORMATION	5
1.26	KNOW-HOW INFORMATION PRODUCT	5
1.27	LICENSED CLONE	5
1.28	LICENSED PRODUCT	5
1.29	LICENSE AGREEMENT	6
1.30	MIM/PATHCALLING	6
1.31	NET SALES	6
1.32	OPTIONED CLONE	7
1.33	OPTION PERIOD	7
1.34	PATENT COORDINATORS	7
1.35	PATENT RIGHTS	7
1.36	PREVIOUSLY COMMITTED CLONE	7
1.37	PRIME RATE	8
1.38	PROJECT DATA	8
1.39	PROJECT DATA SETZZMPQUOTEHOLDER	8
1.40	QEA/GENECALLING	8
1.41	“RESEARCH COMMITTEE OR RC	8
1.42	RESEARCH PLAN	8
1.43	RESEARCH PROGRAM	8
1.44	RESEARCH PROJECT	8
1.45	RESEARCH PROJECT INVENTION	9
1.46	RESEARCH PROJECT PATENT RIGHTS	9
1.47	RESEARCH PROJECT PROPRIETARY MATERIAL	9
1.48	RESEARCH QUARTER	9
1.49	RESEARCH TERM	9

Page i

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.50	RETAINED GENE	9
1.51	TERM	9
1.52	TERRITORY	9
1.53	VALID CLAIM(S)	9

2. RESEARCH PROGRAM		10

2.1	IMPLEMENTATION OF RESEARCH PROGRAM	10
2.1.1 Basic Provisions of Program		10
2.1.2 Collaborative Efforts and Reports		10
2.1.3 Research Plans		12
2.1.4 Exclusivity		13
2.1.5 Research License		18
2.1.6 Software License		18
2.2	RESEARCH COMMITTEE	18
2.2.1 Establishment and Functions of the RC		18
2.2.2 RC Membership.		19
2.2.3 Meetings.		19
2.2.4 Additional Reporting.		20
2.2.5 Minutes.		20
2.2.6 Quorum; Voting; Decisions.		21
2.2.7 Expenses.		21
2.2.8 Record Keeping.		21
2.3	RESEARCH TERM.	21
2.3.1 Term of the Research Program		21
2.3.2 Extension of the Research Program		22
2.4	PROJECT DATA EVALUATIONS	22
2.4.1 Exclusive Access		22
2.4.2 Extensions		24
2.4.3 Non-exclusive Access and License		25
2.4.4 Data Annotations		25
2.5	CURAGEN PROJECTS	25
2.5.1 Access		25
2.5.2 Exclusive Evaluation Option		26
2.5.3 Extensions		27
2.6	DATA FROM PREVIOUS PROJECTS	27

3. FINANCIAL TERMS		28

3.1	EQUITY INVESTMENT	28
3.2	AMENDMENT FEE	28
3.3	LOAN COMMITMENT	28
3.4	ADDITIONAL RESEARCH FUNDING.	29
3.5	SUCCESS FEES	29

4. TREATMENT OF CONFIDENTIAL INFORMATION		30

4.1	CONFIDENTIAL INFORMATION	30
4.2	PUBLICATIONS	31
4.3	PRESS RELEASE AND REGULATORY FILINGS	32

5. INTELLECTUAL PROPERTY RIGHTS		33

5.1	GENENTECH PROPRIETARY MATERIAL	33
5.2	CURAGEN PROJECT PROPRIETARY MATERIAL AND RESEARCH PROJECT PROPRIETARY MATERIAL	33
5.3	INVENTIONS	34
5.4	CURAGEN RETAINED RIGHTS	35

Page ii

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

6. PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS		35

6.1	APPLICABILITY	36
6.2	PATENT FILINGS	36
6.2.1 CURAGEN Project Inventions		36
6.2.2 Research Project Inventions		36
6.2.3 Amendments		39
6.2.4 Fees and Cost		39
6.2.5 Division of Patents		39
6.3	NOTICE OF INFRINGEMENT	39
6.4	INFRINGEMENT	40
6.5	COOPERATION	40

7. OPTION TO GENENTECH		40

7.1	OPTION GRANT	40
7.1.1 Option		40
7.1.2 Option Election		41
7.1.3 Reservation of Rights		42
7.2	OPTION FEE	43
7.3	OPTION PERIOD	43
7.4	OPTION EXERCISE	43
7.4.1 Exercise of Option		43
7.4.2 Expiration of Option		43
7.5	OMITTED
7.6	NO OTHER RIGHTS	44
7.7	ROYALTIES TO GENENTECH	45

8. TERM AND TERMINATION		48

8.1	TERM	48
8.2	TERMINATION	48
8.3	ADDITIONAL EFFECTS OF TERMINATION	49
8.4	REMEDIES	50
8.5	SURVIVING PROVISIONS.	51

9. MISCELLANEOUS		51

9.1	CURAGEN REPRESENTATIONS AND COVENANTS	51
9.2	GENENTECH REPRESENTATIONS	52
9.3	NO WARRANTIES	52
9.4	LIABILITY	53
9.5	NOTICES	53
9.6	GOVERNING LAW	54
9.7	LIMITATIONS	54
9.8	ENTIRE AGREEMENT	54
9.9	WAIVER	54
9.10	HEADINGS	54
9.11	ASSIGNMENT	54
9.12	FORCE MAJEURE	55
9.13	CONSTRUCTION	55
9.14	SEVERABILITY	55
9.15	STATUS	55
9.16	INDEMNIFICATION	56
9.17	COUNTERPARTS	57

Page iii

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.18	TERMINATION OF ORIGINAL RESEARCH AGREEMENT	58

Page iv

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

AMENDED AND RESTATED RESEARCH AND OPTION AGREEMENT

This Amended and Restated Research and Option Agreement (this “Agreement”) is made effective as of March 31, 2000 (the “Amendment Effective Date”) by and between GENENTECH, INC., a Delaware corporation having its principal business office at 1 DNA Way, South San Francisco, CA 94080 (“GENENTECH”), and CURAGEN CORPORATION, a Delaware corporation with its principal place of business at 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511 (“CURAGEN”). GENENTECH and CURAGEN are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, GENENTECH desires to have access to CURAGEN’s genomics technologies (including GeneScape®, QEA/GeneCalling, MIM/PathCalling and all additional services provided by CURAGEN) and to have CURAGEN apply such technologies to certain GENENTECH Proprietary Material in order to expedite the discovery of information which may lead to the development of novel pharmaceutical products; and

WHEREAS, GENENTECH and CURAGEN have previously collaborated on genomics projects pursuant to the terms of that certain Research Services and Evaluation Agreement dated June 12, 1996 and that certain Research and License Agreement dated December 27, 1996 (together, the “Collaboration Agreements”); and

WHEREAS, the Parties have entered into a Research and Option Agreement (the “Original Research Agreement”) dated as of November 20, 1997 pursuant to which CURAGEN performed certain Initial Research Projects (as hereinafter defined); and

WHEREAS, GENENTECH and CURAGEN wish to initiate the performance of certain additional Research Projects by GENENTECH and CURAGEN and, in connection therewith, wish to amend and restate the Original Research Agreement in its entirety and set forth in a single document such amended and restated terms; and

WHEREAS, GENENTECH wishes to obtain certain rights to evaluate and license the inventions obtained or made by GENENTECH and/or CURAGEN in the performance of the previous Collaboration Agreements, the Original Research Agreement and in the performance of the research pursuant to this Agreement, as well as an option to evaluate and license certain other inventions of CURAGEN; and

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

WHEREAS, CURAGEN and GENENTECH each wish to retain certain rights to data and inventions made by GENENTECH and CURAGEN hereunder; and

WHEREAS, GENENTECH and CURAGEN therefore agree to undertake the foregoing, all under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agrees as follows:

1.  DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1 “Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. “Control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

1.2 “Clone” shall mean a segment of DNA representing a whole or partial gene whose sequence or utility is first determined from the analysis of one or more Data Sets or from the Extended Research during the Term of this Agreement.

1.3 “CURAGEN Background Inventions” shall mean all patent rights and know-how of CURAGEN, other than those relating primarily to Inventions, which CURAGEN has the right to license and which would be infringed by the activities of GENENTECH permitted by this Agreement or by the development, manufacture, use, sale or importation of a Licensed Product by GENENTECH; provided, however, that CURAGEN Background Inventions shall expressly exclude (i) any patent rights or know-how not licensed to GENENTECH under this Agreement and (ii) any patent rights or know-how arising from any CURAGEN collaboration with a third party, except to the extent permitted thereby.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.4 “CURAGEN Data” shall mean all information obtained by CURAGEN from the processing of specified CURAGEN samples, including QC data, QEA/GeneCalling data, MIM/PathCalling data, sequence data and any other information obtained or generated by CURAGEN in the performance of a discrete CURAGEN Project outside the performance of the Research Program, Non-directed Research or Directed Research (defined below).

1.5 “CURAGEN Data Set” shall mean all CURAGEN Data resulting from a discrete CURAGEN Project that CURAGEN can make exclusively available to GENENTECH.

1.6 “CURAGEN Project” shall mean a particular project undertaken by CURAGEN on its own (and outside the Research Program, Non-directed Research or Directed Research), to process and analyze a specified set of samples (and the nucleic acid contained therein) which does not contain GENENTECH Proprietary Material, and which project does not use any Project Data Set or Non-Directed Research data, Directed Research data, or Clones, nucleic acid sequences or protein amino acid sequences derived therefrom, and as to which CURAGEN is free to grant rights to GENENTECH hereunder.

1.7 “CURAGEN Project Invention” shall mean any discovery, invention, know-how or trade secret conceived or made by employees of CURAGEN in the performance of a CURAGEN Project that results from CURAGEN Data that becomes part of an Exclusive Data Set, that is based on, incorporates or makes material use of the corresponding CURAGEN Data.

1.8 “CURAGEN Project Patent Rights” shall mean Patent Rights containing a claim or claims covering CURAGEN Project Inventions. CURAGEN Project Patent Rights shall also include Patent Rights containing a claim or claims covering CURAGEN Project Inventions exclusively licensed in by CURAGEN, with the right to sublicense, now or in the future.

1.9 “CURAGEN Project Proprietary Material” shall mean all substances made by CURAGEN in the performance of CURAGEN Projects, including mRNA pools. CURAGEN Project Proprietary Material shall include, without limitation, QEA fragments, MIM constructs and materials derived or constructed from QEA fragments and MIM constructs, including, without limitation, fragment and full length cDNA clones made by CURAGEN in the performance of a CURAGEN Project.

1.10 “CURAGEN Royalty Product” shall have the meaning set forth in Section 7.7.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.11 “Data Set,” which may be either a Project Data Set or a CURAGEN Data Set, shall mean all Project Data resulting from a discrete Research Project or all CURAGEN Data resulting from a discrete CURAGEN Project, respectively.

1.12 “Exclusive Data Set” shall mean any Project Data Set during the corresponding Exclusive Evaluation Period as provided in Section 2.4.1 or any CURAGEN Data Set during the corresponding Exclusive Evaluation Period as provided in Section 2.5.2.

1.13 “Exclusive Evaluation Period” shall have the meaning set forth in Section 2.4.1 or 2.5.2.

1.14 “Extended Research” shall mean the Non-directed Research and Directed Research undertaken by CURAGEN pursuant to Sections 2.4.1, 2.5.2 and/or 7.1.3 hereof.

1.15 “Extended Research Data” shall mean all information and results obtained by CURAGEN from its performance of Extended Research.

1.16 “Extended Research Inventions” shall mean any discovery, invention, know-how or trade secret conceived or made by employees of CURAGEN in the performance of Extended Research, other than such discoveries, inventions, know-how or trade secrets that are deemed to be defined as Research Project Inventions pursuant to the terms of this Agreement or an executed License Agreement.

1.17 “Extended Research Patent Rights” shall mean all rights and interests in and to issued patents and pending patent applications in any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part (solely to the extent that the claims of such continuations-in-part cover Extended Research Inventions), divisions, and renewals thereof, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether owned now or hereafter, solely or jointly by CURAGEN, and wherein at least one claim of such patent right covers an Extended Research Invention.

1.18 “FTE” shall mean the equivalent of a full year of effort on a full time basis of a researcher possessing skills and experience necessary to carry out applicable tasks under the Research Program.

1.19 “GENENTECH PDC Approval” shall mean an approval by GENENTECH’s Product Development Committee, in accordance with its customary product development practices, for GENENTECH to pursue clinical product development of a Licensed Product.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.20 “GENENTECH Proprietary Material” shall mean substances made by GENENTECH or provided by GENENTECH to CURAGEN in the performance of the Research Program, including without limitation (a) tissue samples provided by GENENTECH to CURAGEN and (b) the nucleic acids and other substances actually contained in such tissue samples, and (c) full length genes cloned by GENENTECH.

1.21 “GeneScape®” shall mean the web-based software and database product for accessing and storing Data Sets generated through the application of CURAGEN’s QEA/GeneCalling and MIM/PathCalling technologies.

1.22 “Independent Patent Counsel” shall have the meaning set forth in Section 6.2.2.

1.23 “Initial Research Projects” shall mean any Research Project conducted under the Original Research Agreement, as more fully described in Appendix D attached hereto.

1.24 “Invention” shall mean either a CURAGEN Project Invention or a Research Project Invention.

1.25 “Know-How Information” shall have the meaning set forth in Section 2.1.4(c).

1.26 “Know-How Information Product” shall have the meaning set forth in Section 2.1.4(c).

1.27 “Licensed Clone” shall mean one or more Clones collectively that correspond to a full length gene sequence, and such full length gene sequence itself, that are licensed by GENENTECH pursuant to an executed License Agreement.

1.28 “Licensed Product”, as to each Licensed Clone, shall mean:

(a)	[*************************************************************************************************** ************************************************************************************************]

(b)	[*************************************************************************************************** *************************************************************************************************]

(c)	[*************************************************************************************************** *************************************************************************************************]

(d)	[***************************************************************************************************

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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1.29 “License Agreement” shall mean a license agreement in the form of Appendix C attached hereto executed by the Parties.

1.30 “MIM/PathCalling” shall mean the technology employed by CURAGEN for identifying protein-protein interactions from libraries of cDNAs.

1.31 “Net Sales” shall mean

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(a)	[**********************************************************]

(b)	[**********************************************************

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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(c)	[*************************************************************************************************** *************************************************************************************************]

(d)	[*************************************************************************************************** *************************************************************************************************]

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1.32 “Optioned Clone” shall have the meaning set forth in Section 7.1.

1.33 “Option Period” shall have the meaning set forth in Section 7.3.

1.34 “Patent Coordinators” shall mean a patent attorney or patent agent representing CURAGEN and a patent attorney or patent agent representing GENENTECH.

1.35 “Patent Rights” means the rights and interests in and to issued patents and pending patent applications in any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part (solely to the extent claims of such continuations-in-part cover Inventions), divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether owned now or hereafter, solely or jointly by a Party, wherein at least one claim of such patent right covers an Invention.

1.36 “Previously Committed Clone” shall mean any Clone which, at the relevant time under Section 7.1.1 or 7.4.2, (a) is subject to a license or an option previously granted by CURAGEN to any third party, or (b) a third party collaborator of CURAGEN or subscriber to CURAGEN’s GeneCalling or PathCalling database has requested CURAGEN to full-length

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

clone such Clone or has itself commenced full-length cloning of such Clone and notified CURAGEN thereof, and provided that such third party still retains evaluation, option or license rights to such Clone pursuant to the terms of a written agreement with CURAGEN.

1.37 “Prime Rate” shall mean the prime rate of interest as reported by Citibank, N.A. In the event that Citibank, N.A. ceases to report such a rate, the term “Prime Rate” shall mean the generally prevailing base corporate lending rate of Fleet National Bank.

1.38 “Project Data” shall mean all information obtained by CURAGEN from the processing of GENENTECH Proprietary Material in a particular Research Project or Initial Research Project, including QC data, QEA/GeneCalling data, MIM/PathCalling data, sequence data and any other information obtained or generated by CURAGEN in the performance of each Research Project or Initial Research Project.

1.39 “Project Data Set” shall mean all Project Data resulting from a discrete Research Project.

1.40 “QEA/GeneCalling” shall mean the software, database and other technologies employed by CURAGEN for tagging and identifying the expression level of specific gene fragments within a cDNA pool.

1.41 “Research Committee” or “RC” shall have the meaning set forth in Section 2.2.1.

1.42 “Research Plan” shall mean the written description of the Research Program to be performed by CURAGEN and GENENTECH under this Agreement, as further described in Section 2.1.3. The Research Plan may specify one or more independent Research Projects.

1.43 “Research Program” shall mean (a) the Research Projects to be performed by CURAGEN and GENENTECH under this Agreement as described in the Research Plan and amendments thereto and (b) the Initial Research Projects performed by CURAGEN and GENENTECH under the Original Research Agreement.

1.44 “Research Project” shall mean a particular project to be performed by CURAGEN and GENENTECH to process and analyze a specified set of samples for a defined potential therapeutic and diagnostic field of use, which project is approved pursuant to Section 2.1.3 and which shall, unless otherwise agreed by the Parties, involve the analysis of approximately [*****(**)] samples with confirmation of approximately [*****(**)] genes but shall not, unless otherwise agreed by the Parties, require any full length cloning.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.45 “Research Project Invention” shall mean any discovery, invention, know-how or trade secret conceived or made (a) by employees of CURAGEN or GENENTECH or jointly by employees of both in the performance of the Research Program, (b) by GENENTECH employees in performing the specific following activities utilizing any Data Set: QEA and MIM data analysis, confirmation of QEA or MIM data, fragment cloning and sequencing of a Clone, and full-length cloning of a Clone or (c) any discovery, invention, know-how or trade secret deemed to be a Research Project Invention pursuant to the terms of this Agreement or an executed License Agreement. All inventions claimed in a patent application filed on a Research Project Invention shall also be a Research Project Invention. Research Project Inventions shall not include inventions conceived or made solely by GENENTECH outside of the Research Program, whether before or during an Exclusive Evaluation Period or Option Period, or at any other time, except as specifically set forth in (b) above.

1.46 “Research Project Patent Rights” shall mean Patent Rights containing a claim or claims covering Research Project Inventions.

1.47 “Research Project Proprietary Material” shall mean all substances made by CURAGEN in the performance of the Research Program other than mRNA pools extracted from GENENTECH Proprietary Material. Research Project Proprietary Material shall include, without limitation, QEA fragments, MIM constructs and materials derived or constructed from QEA fragments and MIM constructs, including, without limitation, fragment and full length cDNA clones made by CURAGEN in the performance of a Research Project.

1.48 “Research Quarter” shall mean each three (3) calendar month period commencing on July 1, 2000 and ending on December 31, 2002.

1.49 “Research Term” shall have the meaning set forth in Section 2.3.1.

1.50 “Gene” shall have the meaning set forth in Section 7.7.

1.51 “Term” shall have the meaning set forth in Section 8.1.

1.52 “Territory” shall mean the world.

1.53 “Valid Claim(s)” shall mean an unexpired claim of any issued patent within Patent Rights which has not been finally declared invalid or unenforceable by a patent office or by a court or other body of competent jurisdiction in any unappealed or unappealable decision and which has not been lost through an interference or opposition proceeding.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2. RESEARCH PROGRAM

2.1 Implementation of Research Program.

2.1.1 Basic Provisions of Program.

(a)	The objective of the Research Program will be to generate Project Data Sets by performing Research Projects utilizing GENENTECH Proprietary Material. CURAGEN and GENENTECH shall each use commercially reasonable efforts to perform such tasks as are set forth in the Research Plan, including the provision of such facilities, samples and materials (including GENENTECH Proprietary Material), equipment and consultants as each deems necessary to the achievement of such Research Plan. GENENTECH may, at its option, propose that the Parties perform up to one (1) new Research Project each Research Quarter, which proposal shall be approved and conducted in accordance with Section 2.1.3 of this Agreement. In carrying out the Research Program, CURAGEN shall devote a number of FTEs to the Research Program as is sufficient to enable it to complete all Initial Research Projects and also to initiate one (1) new Research Project per Research Quarter, commencing on July 1, 2000, up to a maximum of ten (10) new Research Projects in the aggregate, and to complete such new Research Projects

(b)	In the event that GENENTECH does not elect to propose a new Research Project for one or more Research Quarters, GENENTECH may defer such proposal(s) for a subsequent Research Quarter or Research Quarters, subject to the agreement and ability of CURAGEN to devote the number of FTE’s required to initiate such additional Research Projects in such subsequent Research Quarter(s). GENENTECH shall also have the right, with the agreement of CURAGEN, to accelerate its new Research Project proposals hereunder such that more than one new Research Project is initiated in any one Research Quarter, provided that, for each Research Project so accelerated in any Research Quarter, GENENTECH, either at or prior to the time of such agreement, pays the $[*******] research payment described, in Section 3.3 below, in advance for such Research Quarter.

2.1.2 Collaborative Efforts and Reports.

(a)	The Parties agree that the successful execution of the Research Program

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

will require the collaborative use of both Parties’ areas of expertise. Each Party shall keep the RC fully informed about the status of the portions of the Research Program they respectively perform including, without limitation, summaries of their direct uses of the Project Data during the Exclusive Evaluation Periods and Option Periods hereunder for such Project Data. CURAGEN shall promptly provide GENENTECH with a description of Project Data Sets from completed Research Projects. All information provided hereunder will be treated as Confidential Information of the disclosing Party pursuant to the provisions of Article 4.

(b)	Scientists at CURAGEN and GENENTECH shall cooperate in the performance of the Research Program and, subject to any confidentiality obligations to third parties, shall exchange information and materials as necessary to carry out the Research Program, subject to the provisions of Section 4. Each Party will attempt to accommodate any reasonable request of the other Party to send or receive personnel for purposes of collaborating or exchanging information under the Research Program. Such visits and/or access will have defined purposes and be scheduled in advance.

(c)	For each Research Project, GENENTECH scientists shall request cDNA band confirmations within twelve (12) weeks after notice to GENENTECH that such Research Project QEA chemistry is complete. CURAGEN will give written notice to GENENTECH and the RC promptly upon completion of the Project Data Set from each Research Project. “Completion” of a Project Data Set shall occur upon completion of 80% of the band confirmations requested by GENENTECH. However, CURAGEN shall be obligated to complete all band confirmations requested. Access to such data shall be promptly provided to GENENTECH through the GeneScape® database.

(d)	CURAGEN shall set up and maintain, throughout the Research Term, a secure partition of its GeneScape® database and software for the exclusive use of GENENTECH and CURAGEN solely for the purpose of identifying genes from Exclusive Data Sets, and shall provide online E-mail and telephone help during normal business hours in the use thereof to GENENTECH. CURAGEN and GENENTECH shall jointly set up and maintain a secure connection to said partition of the GeneScape® database and software in order to give GENENTECH on-line access thereto.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(e)	If, after receiving access to any Data Set under the terms of this Agreement, GENENTECH becomes aware that analysis of such Data Set has led GENENTECH to file a patent application on, or to full-length sequence, any Clone whose sequence or utility was directly identified from such Data Set, GENENTECH shall promptly notify the RC of such patent filing or sequencing. Any full-length Clone sequenced by GENENTECH after the identification of such Clone from a Data Set shall be a Research Project Invention, unless at the time of such full length sequencing: (i) such full-length sequence is in the public domain, (ii) such full-length sequence is in the possession of GENENTECH (as can be documented by written or computer records), (iii) such full length sequence is independently determined, or is in the process of being independently determined, by GENENTECH (as can be documented by written or computer records) prior to the date on which the decision is made to full length sequence such Clone from the Data Set. If CURAGEN becomes aware that analysis of a Data Set during GENENTECH’s Exclusive Evaluation Period pertaining to such Data Set has led CURAGEN to file a patent application on, or to full-length sequence, any Clone whose sequence or utility was identified from such Data Set, CURAGEN shall promptly notify the RC of such patent filing or sequencing, and any full-length Clone sequenced by CURAGEN after the identification of such Clone from a Data Set shall be deemed a Research Project Invention, unless at the time of such sequencing, such full-length sequence: (i) is in the public domain, (ii) is in the possession of CURAGEN (as can be documented by written or computer records), or (iii) is independently developed by CURAGEN (as can be documented by written or computer records).

2.1.3 Research Plans. The Research Plan for the first twelve months of the Research Program shall be agreed upon by the Parties as of the Amendment Effective Date and shall include completion of the Initial Research Projects. In addition, GENENTECH shall propose, at or before the first Research Committee (defined in Section 2.2 below) meeting after the Amendment Effective Date, the therapeutic and diagnostic fields of use for the Initial Research Projects, which shall be agreed upon by the members of the Research Committee. In the event that the Research Committee cannot agree upon such fields of use, such decision will be resolved by GENENTECH in accordance with Section 2.2.6 below. At each Research Committee

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

meeting during the Research Term, or at any time on request of either GENENTECH or CURAGEN, the Research Plan shall be updated or modified by CURAGEN and GENENTECH to cover the next twelve months and shall be approved by the RC at such meeting. The Research Plan shall set forth specific Research Projects for the period covered by the Research Plan. In addition, new Research Projects, including the therapeutic and diagnostic fields of use, will be proposed by GENENTECH at the beginning of each Research Quarter, pursuant to Section 2.1.1(a) above, at Research Committee meetings or teleconferences, and such new Research Project(s) will be initiated at the beginning of the following Research Quarter. For each Research Project, the Research Plan will be deemed to include the following activities: (i) [**********************************************]. During any Exclusive Evaluation Period for a Data Set, CURAGEN shall not utilize such Data Set in performing the activities specified in (i)-(iii), or determine the full length sequence of Clones identified from such Data Set except as part of the Research Program. The RC will consider adjustments in the Research Plan at any time upon the request of GENENTECH or CURAGEN. Notwithstanding the foregoing, no project shall become a Research Project without the express consent of both GENENTECH and CURAGEN; provided, however, that CURAGEN shall consent to any reasonable proposed Research Project which is not substantially similar to a project that is ongoing, planned internally solely by CURAGEN, the subject of active negotiation with a third party or subject to a prior commitment to a third party, all the above as evidenced by written or computer records, and which would not violate a prior restriction under an agreement with a third party. During the Research Term, once a Research Project becomes part of the Research Plan, such Research Project will not be discontinued (unless such discontinuation is approved by the RC) regardless of any other negotiations or commitments with third parties.

2.1.4 Exclusivity.

(a)	CURAGEN agrees that, commencing upon inclusion of a Research Project in the Research Plan, and continuing through the duration of any subsequent Exclusive Evaluation Period, CURAGEN shall not undertake to perform a substantially similar research project with any third party.

(b)	CURAGEN agrees that during any Exclusive Evaluation Period, CURAGEN will not grant access to any Exclusive Data Set to any other party and that during any

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Option Period, CURAGEN shall not grant to any third party rights to any Optioned Clone or to any Licensed Products related to such Optioned Clone. In addition, CURAGEN shall not, during any Exclusive Evaluation Period, grant a third party any rights to option or to license (A) any Clone contained in the corresponding Exclusive Data Set, or (B) any Licensed Products relating to such a Clone. Notwithstanding the provisions of Article 4, upon the expiration of any Exclusive Evaluation Period for any Exclusive Data Set (or if the Clone contained in such Exclusive Data Set is optioned by GENENTECH under this Agreement, then upon the expiration of the applicable Option Period), CURAGEN shall have the right, at its sole option, to make such Data Set, and, subject to the provisions of Section 2.4.4, reasonable descriptions of the data contained therein, available to third parties or to put the Data Set and such descriptions in the subscription portion of the GeneScape® database. After the expiration of such Exclusive Evaluation Period and any applicable Option Period, CURAGEN may perform research or collaborate with third parties, and grant to third parties the right to exploit the results of any such research or collaborations, without restriction other than as expressly provided in this Agreement or in an executed License Agreement, and subject to GENENTECH’s rights under this Agreement and an executed License Agreement.

(c)

CURAGEN acknowledges that during the Research Program, GENENTECH may obtain useful proprietary information from Research Projects, Project Data, CURAGEN Projects, CURAGEN Data and CURAGEN’s databases and other information which is not covered by a Valid Claim of a Research Project Patent Right or a CURAGEN Project Patent Right (collectively, “Know-How Information”). Without limitation, Know-How Information may include identification of pathways involved in diseases or protein-protein interactions involved in diseases, which involvement was not previously known by GENENTECH. GENENTECH shall have a right to use Know-How Information for all purposes and CURAGEN hereby grants GENENTECH a perpetual, nonexclusive, worldwide, sublicensable license to use Know-How Information for

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

such purposes. In the event that GENENTECH, or its sublicensee under this Know-How license, develops a product which is not covered by a Valid Claim of a Research Project Patent Right, a Valid Claim of a CURAGEN Project Patent Right or a Valid Claim of an Extended Research Patent Right and is not licensed to GENENTECH under a License Agreement and which was discovered by GENENTECH or such sublicensee based directly and materially on its use of such Know-How Information (a “Know-How Information Product”), GENENTECH or such sublicensee shall pay to CURAGEN a [*****] on Net Sales of such Know-How Information Product. Without limitation, GENENTECH’s development of a product which has the intended biological activity of modifying the outcome of a pathway by binding to a protein or inhibiting protein function and such pathway was directly identified in a Research Project, such product would be a Know-How Information Product subject to the [*****] set forth above, provided that such pathway identification makes a direct and material contribution to the development of such product. Notwithstanding the above, the obligation above to pay a [*****] to CURAGEN on Net Sales of Know-How Information Products shall not apply to GENENTECH if, at the time of receipt by GENENTECH from CURAGEN and first use by GENENTECH in the discovery of such Know-How Information Product, such Know-How Information: (i) was in the public domain; (ii) was known to, or in the possession or control of, GENENTECH (as demonstrated by its written or computer records); (iii) had already been obtained by GENENTECH from sources independent of CURAGEN; or (iv) was developed by GENENTECH independently of such Know-How Information (as can be demonstrated by written or computer records). The right contained in this paragraph does not include any license under any patent claims owned or controlled in whole or in part by CURAGEN.

(d)

GENENTECH agrees that, until any such information is in the public domain other than as a result of a disclosure by GENENTECH in violation of this Agreement or an executed License Agreement, or until GENENTECH discovers or obtains such information independently of CURAGEN without use of

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

CURAGEN Data Sets or Inventions or knowledge thereof, GENENTECH will only utilize Project Data, CURAGEN Data, CURAGEN Project Proprietary Material, Research Project Proprietary Material, Inventions or Patent Rights as expressly provided herein (including use for GENENTECH’s research purposes as provided in Section 2.4.3 below) or in an executed License Agreement. CURAGEN agrees that CURAGEN will not utilize any GENENTECH Proprietary Material, Project Data, Research Project Proprietary Material, Research Project Inventions or Research Project Patent Rights other than as expressly provided herein. After any Exclusive Evaluation Period and applicable Option Period for any Clone, in addition to its rights under Section 5.3(b) CURAGEN shall have a nonexclusive right to use Research Project Inventions, and to practice Research Project Patent Rights, covering the use of such Clone identified in a Research Project hereunder only for its own internal research purposes or as otherwise permitted under this Agreement, but shall not otherwise be permitted to use such Inventions and Patent Rights for commercial purposes without a written license agreement between GENENTECH and CURAGEN. CURAGEN shall not have the right to sublicense to any third party or collaborator such nonexclusive right to use such Inventions and Patent Rights for research purposes.

(e)

Royalty payments on Net Sales of a Know-How Information Product due pursuant to subsection (c) above shall be made to CURAGEN in United States Dollars quarterly within sixty (60) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales for each Know-How Information Product during the relevant three-month period and the calculation of royalties, if any, due thereon pursuant to this Section 2.1.4. All royalties shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for Know-How Information Products sold in a currency other than United States dollars, such currency shall be converted into United States dollars at the exchange rate for buying U.S.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

dollars set forth in The Wall Street Journal for the last business day of the calendar quarter.

(f)	GENENTECH shall pay royalties with respect to each Know-How Information Product on a country by country basis for a period of [******] from the first commercial sale of such Know-How Information Product in such country. Following such period, GENENTECH shall have a fully paid-up, irrevocable license in such country to make, have made, use, have used, sell, have sold, offer for sale, import and have imported such Know-How Information Product in such country.

(g)	Royalties not paid within the time period set forth in this Section 2.1.4 shall bear interest at [*****], accruing monthly, from the due date until paid in full.

(h)

GENENTECH shall keep for [*****] from the date of each payment of royalties complete and accurate records of sales by GENENTECH of each Know-How Information Product in sufficient detail to allow the accruing royalties to be determined accurately. CURAGEN shall have the right for a period of [*****] after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to GENENTECH to inspect the relevant records of GENENTECH to verify such report or statement. GENENTECH shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from CURAGEN, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Know-How Information Product in any given payment period. CURAGEN agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for CURAGEN to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. The results of each inspection, if any, shall be binding on both Parties.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

CURAGEN shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than [*****] of the amount paid, GENENTECH shall pay for such inspection.

2.1.5 Research License. CURAGEN hereby grants to GENENTECH a non-exclusive license, without the right to sublicense, under CURAGEN Background Inventions and CURAGEN’s interest in any Inventions, solely to the extent necessary to allow GENENTECH to perform its obligations under the Research Program and to exercise the rights granted to GENENTECH herein, including without limitation, its evaluation hereunder of Research Project Data, CURAGEN Data and Clones, and its research under Section 2.4.3 below.

2.1.6 Software License. Any access granted to the GeneScape® database and software hereunder, or any components thereof, is granted according to the following terms:

The GeneScape® database, software and display screens are protected by copyright, patent, trade secret and other intellectual property laws. CURAGEN hereby grants to GENENTECH and its employees a non-exclusive non-transferable license to access the GeneScape® database and software solely for the purposes of and during the Term of this Agreement. GENENTECH shall access Project Data Sets and CURAGEN Data Sets only through the GeneScape® database and software provided by CURAGEN. GENENTECH shall not copy the GeneScape® database, software or display screens except as occurs during the normal course of CURAGEN-provided access. In particular, GENENTECH will not retain such normal copies for a time not reasonably related to CURAGEN-provided access. GENENTECH shall not reverse engineer, decompile, or disassemble the GeneScape® software or display screens. The GeneScape® database and software embody trade secrets of CURAGEN that are considered Confidential Information of CURAGEN and subject to the provisions of Article 6 hereof.

2.2 Research Committee.

2.2.1 Establishment and Functions of the RC.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(a)	CURAGEN and GENENTECH shall establish a “Research Committee” (the “RC”). The RC will act on behalf of the two Parties and will be responsible for the planning and monitoring of the Research Program. In particular, the activities of the RC shall include reviewing progress in the Research Program and recommending necessary adjustments to the Research Program, including any Research Project substitutions deemed desirable based on results and on GENENTECH’s commercial interest, as the research and development progresses.

(b)	In planning and monitoring the Research Program, the RC shall assign tasks and responsibilities taking into account each Party’s respective specific capabilities and expertise in order in particular to avoid duplication and enhance efficiency and synergies. The RC shall also monitor the assignment of CURAGEN employees to the Research Program and the allocation of such CURAGEN employees to specific Research Projects.

2.2.2 RC Membership.

CURAGEN and GENENTECH each shall appoint, in their sole discretion, three (3) members to the RC, which shall include a Co-Chair to be designated by GENENTECH and a Co-Chair to be designated by CURAGEN. Substitutes or alternates for the Co-Chairs or other RC members may be appointed at any time by notice in writing to the other Party. The Parties may mutually agree to change the size of the RC as long as there shall be an equal number of representatives of each party on the RC. The initial Co-Chairs and other RC members shall be designated by the Parties upon execution of this Agreement. CURAGEN shall appoint a Project Coordinator, who shall be reasonably satisfactory to GENENTECH, to serve as the principal CURAGEN liaison with GENENTECH for the Research Program. Such Project Coordinator will be one of CURAGEN’s members of the RC.

2.2.3 Meetings.

The RC will meet at least quarterly as described in this Section 2.2.3 during the Research Term. The RC shall meet once a year in New Haven, Connecticut, and once a year in South San Francisco, California unless the Parties agree otherwise. Any additional meetings shall be held at places and on dates selected by the Co-Chairs of the RC. The RC shall also conduct two

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

meetings a year by conference call, or as otherwise agreed by the RC members. In addition, the RC may act without a formal meeting by a written memorandum signed by the Co-Chairs of the RC. Whenever any action by the RC is called for hereunder during a time period in which the RC is not scheduled to meet, the Co-Chairs of the RC shall cause the RC to take the action in the requested time period by calling a special meeting, conference call or by action without a meeting. Subject to the obligations set forth in Section 4, representatives of each Party, in addition to the members of the RC, may attend RC meetings at the invitation of either Party with the prior approval of the other Party, which shall not be unreasonably withheld.

2.2.4 Additional Reporting.

Each Party will provide a written report to the RC not less than once every six (6) months during the Research Term and any Exclusive Evaluation Periods and Option Periods describing its full length cloning of any Clone contained in Research Project Data, and any research results within the therapeutic and diagnostic fields of use of Research Projects obtained by such Party over the immediately preceding six (6) month period which are derived from Research Projects or that otherwise utilize Know-How Information, to the extent permitted under any agreement with a third party At the same time, CURAGEN will provide a written report for such time periods describing the results of its Non-directed Research and Directed Research (each defined below). In addition, during the Term of this Agreement GENENTECH will promptly report to the RC and to CURAGEN any GENENTECH PDC Approvals made with respect to any Licensed Clones, and CURAGEN will promptly report to GENENTECH any Clone, whose sequence or utility is determined from the analysis of one or more Project Data Sets, that is or becomes a Previously Committed Clone, and the filing of any patent applications that cover Extended Research Inventions.

2.2.5 Minutes.

The RC shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to the Co-Chairs of the RC within twenty (20) days after the meeting. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form only with their approval and agreement as evidenced by their signatures on the minutes.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.2.6 Quorum; Voting; Decisions.

At each RC meeting, at least two (2) member(s) appointed by each Party present in person or by telephone shall constitute a quorum and decisions shall be made by majority vote. Each RC member shall have one vote on all matters before the RC, provided that the member or members of each Party present at an RC meeting shall have the authority to cast the votes of any of such Party’s members on the RC who are absent from the meeting. Notwithstanding the foregoing, the objective of the Parties to this Agreement is that decisions of the RC shall be made by consensus. However, except as otherwise set forth herein, in the event that the RC is unable to resolve any matter before it as set forth above, such matter shall be resolved by GENENTECH, taking into reasonable consideration the best interests of both GENENTECH and CURAGEN. Notwithstanding the foregoing, no project shall become a Research Project without the express consent of both GENENTECH and CURAGEN; provided, however, that CURAGEN shall consent to any reasonable proposed Research Project which is not substantially similar to a project that is ongoing, planned internally solely by CURAGEN, the subject of active negotiation with a third party or subject to a prior commitment to a third party, all the above as evidenced by written or computer records, and which would not violate a prior restriction under an agreement with a third party.

2.2.7 Expenses.

CURAGEN and GENENTECH shall each bear all expenses of their respective RC members related to their participation on the RC and attendance at RC meetings.

2.2.8 Record Keeping.

Throughout the Term of this Agreement, the Parties will maintain a list of Research Projects, including the therapeutic and diagnostic fields being investigated by each Research Project, and start dates and completion dates thereof, Exclusive Data Sets, Exclusive Evaluation Periods and extensions thereof, Option Periods and extensions thereof and Optioned Clones. Such task shall be performed by the RC unless otherwise mutually agreed by the Parties.

2.3 Research Term.

2.3.1 Term of the Research Program.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

The Research Program shall expire on the later of three (3) years after the Amendment Effective Date or two (2) years after the Completion of the last Research Project to be completed hereunder, unless extended as provided below or unless earlier terminated by either Party by virtue of termination of the Research Program or this Agreement pursuant to the provisions of Article 8 (the “Research Term”).

2.3.2 Extension of the Research Program.

The Research Term may be extended upon six (6) months prior written notice by mutual agreement of the Parties on terms to be agreed upon by the Parties.

2.4 Project Data Evaluations.

2.4.1 Exclusive Access

(a)	From the time at which a Research Project or Initial Research Project is begun and continuing through the later of (a) [********] after the Amendment Effective Date and (b) [********] after the first day of the calendar quarter immediately following the calendar quarter in which delivery of a proper written notice of Completion of the applicable Project Data Set is made pursuant to Section 2.1.2(c) and access to such complete Project Data Set is given to GENENTECH (the “Exclusive Evaluation Period”), GENENTECH shall have the exclusive right to use all Project Data, Research Project Inventions, Clones identified in Project Data and Research Project Proprietary Material related to such Research Project for its evaluation and research purposes. During such Exclusive Evaluation Period, CURAGEN (i) shall not use such Project Data Set (which, during such Exclusive Evaluation Period shall be an Exclusive Data Set) and related Research Project Proprietary Material for any purpose other than conducting the Research Program hereunder and (ii) shall keep all such Project Data Set and related Research Project Inventions and Research Project Proprietary Material confidential and will not disclose or transfer such Project Data Set, or related Research Project Inventions and Research Project Proprietary Material to third parties by publication or otherwise, without the prior written consent of GENENTECH.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)	Notwithstanding the foregoing, CURAGEN shall have the right during the Exclusive Evaluation Period to use, but not to transfer to third parties (except pursuant to an agreement with a third party who has identified such specific Clone independently of the Project Data), all such Clones or the proteins derived therefrom, outside of the Research Program as part of CURAGEN’s clone or protein libraries for its internal, general, non-directed research purposes (“Non-directed Research”). For purposes of clarity, but without limitation, inclusion of a Clone together with other clones in research to determine multiple protein-protein interactions, or inclusion of a specific Clone together with other clones in a screen against one or more molecules to determine inhibition, would be “Non-directed Research”. Activities associated with choosing a specific Clone and conducting research investigating this specific Clone or the variants, homologs, orthologs, derivatives or mutants thereof, including, without limitation, full length cloning of such Clone, drug screening with such Clone, or conducting research to elucidate the biological activity of such Clone (e.g., generating antibodies to the Clone, testing the Clone or protein encoded thereby in preclinical models, enriching libraries with such Clone to purposefully look for proteins which bind to such Clone) would be “Directed Research.” CURAGEN shall not be permitted to perform Directed Research activities other than as may be expressly permitted under subsection 2.4.1(c) below.

(c)

Notwithstanding anything to the contrary in this Section 2.4.1, the Parties hereby agree that during the Exclusive Evaluation Period CURAGEN will be permitted to perform Directed Research on specific Clones utilizing a Project Data Set only with the prior written consent of GENENTECH, which consent shall be at GENENTECH’s sole discretion. To request such consent, CURAGEN shall give to GENENTECH at a RC meeting a written request to conduct such Directed Research, describing such proposed Directed Research and the therapeutic and diagnostic field of use of such research with reasonable detail. GENENTECH shall respond to such request at the next scheduled RC meeting, but in no event shall a response be due before sixty (60) days after its receipt of such request. If

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

GENENTECH fails to respond by such following RC meeting, such failure shall be deemed to be a denial of such request. CURAGEN shall have the right to make such requests at any RC meeting with respect to Clones identified in any Initial Research Project, but it shall not have the right to make such requests with respect to any Research Project initiated after the Amendment Effective Date until one calendar year after the completion of, and delivery of all Project Data for, such Research Project.

(d)	CURAGEN shall keep GENENTECH reasonably informed of the results of any Non-directed Research, Directed Research (including Extended Research Inventions) and patent applications and patents relating thereto on a confidential and timely basis in order to allow GENENTECH to make informed decisions regarding the exercise of its option and license rights hereunder. All inventions conceived or made in the course of such Non-directed Research and Directed Research which relate to the Clone, the proteins derived therefrom, antibodies that bind such proteins, homologs, orthologs, variants, derivatives or mutants with substantially the same biological activity as such Clone, or the uses of any of the above, shall be deemed Research Project Inventions subject to GENENTECH’s option and license rights for such Clone and its uses under Section 5.3 and Article 7, provided that, with respect to Directed Research inventions only, such inventions are in the same therapeutic or diagnostic field of use defined in the Research Project in which such Clone or its use was identified. All other inventions from such research shall be Extended Research Inventions and GENENTECH will have rights to such Extended Research Inventions and Extended Research Patent Rights resulting therefrom as provided in Article 7 hereof and in Section 2.3 of the License Agreement attached hereto as Appendix C.

2.4.2 Extensions. GENENTECH may elect to extend the Exclusive Evaluation Period for any Project Data Set that has become an Exclusive Data Set, and all rights thereunder, for an additional [********] by giving written notice to CURAGEN and making a payment of [*****] to CURAGEN prior to expiration of the initial Exclusive Evaluation Period for such Project Data

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Set. An Exclusive Evaluation Period will be automatically extended for up to three months in order to allow the completion of any reasonable requests for confirmation of data made by GENENTECH during the primary twelve-month period of such Exclusive Evaluation Period.

2.4.3 Non-exclusive Access and License. Following the expiration of the Exclusive Evaluation Period for a Project Data Set (a) GENENTECH shall continue to have non-exclusive access to such Project Data Set and (b) CURAGEN shall be deemed to have granted to GENENTECH, without any further action by either Party, a perpetual, sublicensable, worldwide non-exclusive license, under CURAGEN’s interests in Research Project Patent Rights, Extended Research Patent Rights, CURAGEN Background Inventions, CURAGEN Project Patent Rights and Know-How Information, to use such Data Set, Clones, Research Project Inventions and Research Project Proprietary Material for internal research purposes, subject to GENENTECH’s obligation to pay royalties on a Know-How Information Product, if applicable, under Section 2.1.4(c) above.

2.4.4 Data Annotations. Upon the expiration of the Exclusive Evaluation Period for each Project Data Set, CURAGEN shall furnish to GENENTECH reasonable descriptions of the Project Data Set to be included as annotations in the GeneScape® database with the Project Data Set. Such descriptions and annotations shall be prepared solely by CURAGEN at its cost, without the use of any portion of the FTE’s to be used for Research Projects hereunder. GENENTECH shall have a period of [*****] to review such descriptions and advise CURAGEN of reasonable objections. CURAGEN shall not include in the GeneScape® database any descriptions, or portions thereof, to which GENENTECH reasonably objects. CURAGEN shall not include any Confidential Information of GENENTECH (as defined in Section 4.1 below) in any annotation.

2.5 CURAGEN Projects.

2.5.1 Access. GENENTECH shall have the option, for such reasonable period or periods as CURAGEN may specify, to review specified proprietary CURAGEN Data Sets and related CURAGEN Project Inventions, which are offered by CURAGEN in its sole discretion to GENENTECH for review and to request exclusive access thereto. Such option shall be exercisable as set forth in Section 2.5.2 below.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.5.2 Exclusive Evaluation Option.

(a)	Subject to any rights which CURAGEN may grant or have granted to third parties, GENENTECH may request at any time during the time period specified by CURAGEN (as described in Section 2.5.1) that it receive exclusive access to any CURAGEN Data Set offered to GENENTECH pursuant to Section 2.5.1. Such exclusive access to such CURAGEN Data Set shall be granted to GENENTECH for an Exclusive Evaluation Period of [***********] commencing upon CURAGEN’s receipt of written notice from GENENTECH and payment of an exclusive evaluation fee of[*****], unless GENENTECH is notified by CURAGEN at any time prior to CURAGEN’s receipt of GENENTECH’s written notice that exclusive access to such CURAGEN Data Set is no longer available as a result of CURAGEN’s agreements with third parties existing at the time of the request. During each Exclusive Evaluation Period, CURAGEN (a) shall not use such CURAGEN Data Set (which, during such Exclusive Evaluation Period shall be an Exclusive Data Set) and related CURAGEN Project Proprietary Material for any purpose hereunder and (b) shall keep such CURAGEN Data Set and related CURAGEN Project Inventions and CURAGEN Project Proprietary Material confidential and will not disclose or transfer the CURAGEN Data Set, or related CURAGEN Project Inventions and CURAGEN Project Proprietary Material to third parties by publication or otherwise, without the prior written consent of GENENTECH.

(b)

Notwithstanding the foregoing, CURAGEN shall have the right during such Exclusive Evaluation Period to use, but not transfer to third parties (except pursuant to an agreement with a third party who has identified such Clone independently of the CURAGEN Data), all Clones or the proteins derived therefrom, outside of the Research Program as part of CURAGEN’s Non-directed Research, as defined in Section 2.4.1 (b) above. CURAGEN shall not be permitted to perform Directed Research activities, as defined in Section 2.4.1(b) above, under this Section 2.5.2. Such Non-directed Research shall be Extended Research, and GENENTECH shall have rights to such Extended Research and Extended Research Inventions and Extended Research Patent Rights resulting therefrom as provided in Article 7 hereof

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

and in Section 2.3 of the License Agreement attached hereto as Appendix C. CURAGEN shall keep GENENTECH reasonably informed of the results of any such Extended Research and Extended Research Patent Rights on a confidential and timely basis in order to allow GENENTECH to make informed decisions regarding the exercise of its option and license rights hereunder.

2.5.3 Extensions. GENENTECH may elect to extend the Exclusive Evaluation Period for any CURAGEN Data Set for an additional [*****] by giving written notice to CURAGEN and making a second payment of [*****] to CURAGEN prior to expiration of the initial Exclusive Evaluation Period for such CURAGEN Data Set. An Exclusive Evaluation Period will be automatically extended for up to [*****] in order to allow the completion of any reasonable requests for confirmation of data made by GENENTECH during the primary [*****] period of such Exclusive Evaluation Period. Following the expiration of the Exclusive Evaluation Period for a CURAGEN Data Set, GENENTECH shall have no access to or right to use such CURAGEN Data Set, other than as expressly permitted in an executed License Agreement.

2.6 Data from Previous Projects. Pursuant to the Collaboration Agreements and the Original Research Agreement, CURAGEN has generated the data sets listed on Appendix D hereto and has provided such data sets to GENENTECH. Notwithstanding any other provision of the Collaboration Agreements, the Original Research Agreement or this Agreement, such data sets shall be deemed Project Data Sets for all purposes hereunder and shall be deemed completed as of the date indicated for each Data Set on Appendix D (which Appendix shall be updated as Initial Research Projects are completed). GENENTECH shall have exclusive access to all such Project Data Sets for Exclusive Evaluation Periods commencing on such indicated completion dates and continuing until [********], and shall have evaluation and option rights as otherwise provided for Project Data Sets herein. In addition, following the expiration of the Exclusive Evaluation Periods above, GENENTECH shall have the perpetual, nonexclusive right to use such Project Data Sets and Clones, and Research Project Inventions and Research Project Proprietary Material, for research purposes pursuant to Section 2.4.3 above.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3. FINANCIAL TERMS

3.1	Equity Investment. Under the Original Research Agreement, GENENTECH made an equity investment in CURAGEN in the amount of five million dollars ($5,000,000), pursuant to the terms of a stock purchase agreement (the “Stock Purchase Agreement”) and registration rights agreement (the “Registration Rights Agreement”) executed between the Parties. Such stock purchase by Genentech shall continue to be governed by the terms of the Stock Purchase Agreement and Registration Rights Agreement, both of which shall remain in full force and effect.

3.2	Amendment Fee. In partial consideration for the Initial Research Projects and of the licenses and rights granted to GENENTECH hereunder, GENENTECH agrees to pay CURAGEN an amendment fee of [************(******)] within thirty (30) days after the Amendment Effective Date.

3.3 Loan Commitment. In partial consideration of the licenses and rights granted to GENENTECH hereunder, GENENTECH hereby commits to the following:

(a) GENENTECH shall, subject to the terms set forth below, make funds available to CURAGEN for general corporate purposes in the form of a loan or loans (the “ Remaining Loan Amount”) to CURAGEN in an amount up to Five Million Dollars ($5,000,000.00), which amount represents the balance of the original loan commitment of GENENTECH under the Original Research Agreement and Note in the aggregate amount of Twenty-One Million Dollars ($21,000,000) (the “Original Loan”). Unless this Agreement or the Research Program has been terminated for any reason and subject to the drawdown limits discussed below, CURAGEN may, in such amounts and at such times as CURAGEN, in its sole discretion, may determine, draw down the Remaining Loan Amount, or any portion thereof, upon fifteen (15) days’ written notice. GENENTECH shall not be obligated to advance any funds under the Remaining Loan Amount at any time after March 31, 2003, or at any time during which an Event of Default (as defined in the Amended Note) has occurred and is continuing under the Amended Note (as defined below). In addition, in the event that a temporary restraining order or preliminary injunction is entered against CURAGEN by a court of competent jurisdiction, the effect of which is to enjoin CURAGEN from utilizing its proprietary genomics technologies such that it is substantially unable to perform the

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Research Program, for as long as such temporary restraining order or preliminary injunction remains outstanding GENENTECH shall not be obligated to advance any funds under the Remaining Loan Amount. GENENTECH’s obligation to advance any funds under the Remaining Loan Amount shall terminate upon the earlier of the expiration of the Research Program or any termination of this Agreement.

(b) On the Amendment Effective Date, CURAGEN shall execute and deliver to GENENTECH an unsecured note, which shall be an amendment to the Note executed by CURAGEN for the Original Loan, and substantially in the form set forth in Appendix B attached hereto and made a part hereof (the “Amended Note”), evidencing the Remaining Loan Amount. The schedule attached to the Amended Note shall be revised each time any amount is drawn down under the Remaining Loan Amount and each time any amount is repaid.

(c) In the event that CURAGEN makes any repayment hereunder in CURAGEN Convertible Non-Voting Common Stock and CURAGEN is eligible to file a registration statement on Form S-3 (or successor short form) at the time of repayment, then within twenty (20) days of the repayment date, CURAGEN shall file a registration statement on Form S-3 covering the resale by GENENTECH of the shares issuable upon conversion of any shares of Convertible Non-Voting Common Stock so delivered to GENENTECH.

3.4 Additional Research Funding.

In partial consideration of the work to be done by CURAGEN in the Research Program, GENENTECH shall make ten (10) research payments to CURAGEN, each such payment to be in the amount of $[**********] and the total aggregate of such payments to be in the amount of $[******************(***)] in exchange for which, GENENTECH shall have the right to initiate up to ten (10) Research Projects. Such payments will be made quarterly in advance within fifteen (15) days of the first day of each Research Quarter, commencing with the Research Quarter beginning on July 1, 2000 and continuing through October 1, 2002. GENENTECH will fund its own activities under the Research Program, and CURAGEN shall provide any additional funds needed to complete the Research Projects conducted hereunder.

3.5 Success Fees.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3.5.1 In partial consideration of the grant of the licenses and rights granted to GENENTECH hereunder, GENENTECH will make the following noncreditable payments (“Success Fee Payments”) to CURAGEN within thirty (30) days of the achievement of each of the events set forth below:

Event	Success Fee Payment
[*****************]	$[*********]
[*****************]	$[*********]
[*****************]	$[*********]

3.5.2 The Parties hereby agree that the amount of the Success Fee Payments paid by GENENTECH may be reduced by the amount of the Success Fee Credit, as determined on the third anniversary of the Amendment Effective Date. As used in this Section 3.4.2, the term “Success Fee Credit” shall mean [**************************************************************************** ****************************]; provided, that, (i) under no circumstances shall the amount of the Success Fee Credit exceed $[*********] in the aggregate and (ii) to the extent that the Success Fee Credit is not used by GENENTECH on the date it is calculated, it may be carried forward and used by GENENTECH at any time.

4. TREATMENT OF CONFIDENTIAL INFORMATION

4.1 Confidential Information. During the course of the Research Program, or in discussions concerning Exclusive Data Sets, each Party may disclose to the other proprietary technical, research and business information, including but not limited to information contained in Data Sets (which Data Set information shall be deemed Confidential Information of CURAGEN), (collectively, “Confidential Information”). For a period of [*****] after the receipt of any such Confidential Information, except as expressly permitted hereunder, the receiving Party shall keep confidential all such Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to third parties by publication or otherwise. Each Party further agrees not to use Confidential Information of the other Party for

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

any purpose other than conducting or evaluating research hereunder, evaluating and analyzing Data Sets or exercising any rights granted to it or reserved by it under this Agreement. Notwithstanding the foregoing, it is understood and agreed that the receiving Party’s obligations of confidentiality and nonuse herein shall not apply to any information which:

(a)	is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available through no fault or negligence of the receiving Party or any of its Affiliates; or

(b)	was otherwise in the receiving Party’s lawful possession prior to disclosure by the disclosing Party, as demonstrated by the receiving Party’s written records; or

(c)	is lawfully disclosed to the receiving Party on a non-confidential basis by a third party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information.

(d)	is developed independently by the receiving Party without the use of the disclosing Party’s Confidential Information.

Each Party may disclose the other Party’s Confidential Information to the extent reasonably necessary to comply with applicable government law or regulations, provided that prompt notice of any such disclosure shall be given to the other Party. In addition, GENENTECH may disclose Confidential Information of CURAGEN generated under the Research Program to third parties to the extent reasonably necessary to conduct research under a written collaboration or material transfer agreement between GENENTECH and such third parties, provided that such third parties are bound by obligations of confidentiality at least as restrictive as those provided in this Section 4.1. Information disclosed other than in written or electronic form shall be subject to the terms of this Section 4.1 only if confirmed in writing to other Party within thirty (30) days of initial disclosure and specifying with particularity that Confidential Information disclosed other than in written form which is subject to the provisions of this Section 4.1.

4.2 Publications. It is expected that each Party may wish to publish or otherwise publicly disclose the results of the research under this Agreement. CURAGEN may publish the results of its Non-directed Research or Directed Research only after the expiration of the

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Exclusive Evaluation Period and Option Periods applicable to the Clone that is the subject of such publication, and only in accordance with the following provisions. In order to safeguard intellectual property rights, the Party wishing to publish or otherwise publicly disclose the results of its research hereunder shall first submit a draft of the proposed manuscripts or disclosure to the RC for each Party’s review, comment and consideration of appropriate patent action at least [*****] prior to any submission for publication or other public disclosure. Within [*****] of receipt of the prepublication materials, the RC will advise the Party seeking publication as to whether a patent application will be prepared and filed or whether trade secret protection should be pursued and, if so, such Party will delay the submission of such publication or disclosure for an additional [********] days to permit the filing of a patent application. . In no event shall a proposed publication be delayed for more than [********] days. If, during such [********], the RC does not advise the Party seeking publication that a patent application should be filed and the other Party does not prohibit publication of certain information as provided below in this Section 4.2, the Party seeking publication shall be free to publish such results. CURAGEN shall have the right to reasonably prohibit publications based primarily upon CURAGEN Projects. CURAGEN shall also have the right to reasonably prohibit publication of QEA/GeneCalling or MIM/PathCalling data. Each Party shall have the right to reasonably prohibit publication of its own Confidential Information provided to the other Party hereunder.

4.3 Press Release and Regulatory Filings. The Parties shall mutually agree on a press release announcing the execution of this Agreement and on any confidential treatment request to be filed with the Securities and Exchange Commission with respect to this Agreement. Once any such written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosures of the contents of such statement without the further approval of the other Party. Neither Party shall make any disclosure of the terms of this Agreement except as required by applicable law or as set forth above without the prior written consent of the other Party.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

5. INTELLECTUAL PROPERTY RIGHTS

5.1 GENENTECH Proprietary Material. Any mRNA pools extracted by CURAGEN from GENENTECH Proprietary Material in the performance of the Research Program and full-length genes cloned by GENENTECH using any Clone shall be GENENTECH Proprietary Material. All other substances made by CURAGEN in the performance of the Research Program shall be Research Project Proprietary Material and all other substances made by GENENTECH shall be GENENTECH Proprietary Material. Except as provided in an executed License Agreement, GENENTECH Proprietary Material shall remain the property of GENENTECH, and CURAGEN shall use such GENENTECH Proprietary Material only for the purpose of conducting the Research Program hereunder or as otherwise permitted herein, and shall not transfer GENENTECH Proprietary Material to any other person or entity.

5.2 CURAGEN Project Proprietary Material and Research Project Proprietary Material.

(a)	CURAGEN Project Proprietary Material shall remain the property of CURAGEN and GENENTECH shall use such CURAGEN Project Proprietary Material only for purposes relating to performance of the Research Program, evaluation of the CURAGEN Data, the exercise of the option provided in Section 7.1, or pursuant to the terms of an executed License Agreement. GENENTECH shall not transfer CURAGEN Project Proprietary Material to any other person or entity except in connection with rights granted to GENENTECH pursuant to an executed License Agreement. CURAGEN shall not transfer to any third party or otherwise use CURAGEN Project Proprietary Material during an Exclusive Evaluation Period or Option Period except as otherwise permitted herein.

(b)

Research Project Proprietary Material shall remain the joint property of CURAGEN and GENENTECH. GENENTECH shall use such Research Project Proprietary Material for purposes relating to performance of the Research Program, its research conducted under Section 2.4.3 above, the evaluation of the Project Data, the exercise of the option provided in Section 7.1, or pursuant to the

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

terms of an executed License Agreement. GENENTECH shall not transfer Research Project Proprietary Material to any other person or entity except in connection with rights granted to GENENTECH pursuant to an executed License Agreement. GENENTECH shall also have the right to transfer Research Project Proprietary Material, for research purposes, to third party researchers who have executed a written collaboration or material transfer agreement with GENENTECH, provided that such written agreement prohibits such researchers from transferring such materials to any other party. CURAGEN shall not transfer to any third party or otherwise use Research Project Proprietary Material during an Exclusive Evaluation Period or Option Period except as otherwise permitted herein.

5.3 Inventions.

(a)	Each Party shall promptly disclose to the other Party all Research Project Inventions and Extended Research Inventions. During the term of any Exclusive Evaluation Period or relevant Option Period, CURAGEN shall not use Research Project Inventions, Project Data, to support patent filings made by CURAGEN outside the Research Program without GENENTECH’s express prior written consent. All Research Project Inventions, and Research Project Patent Rights shall be jointly owned by CURAGEN and GENENTECH; and (ii) all CURAGEN Project Inventions and CURAGEN Project Patent Rights and Extended Research Patent Rights shall be owned by CURAGEN. Inventorship of Patent Rights shall be agreed upon in good faith by the Parties prior to the filing of each new patent application in accordance with applicable law. The Parties will use their best efforts to file the earliest possible priority patent applications on Research Project Inventions in accordance with Article 6 below, including claims to at least (1) compositions of matter, including Clones whose sequence is first determined from the analysis of one or more Project Data Sets, the proteins encoded by such Clones, and recombinant processes for making such proteins and (2) any methods of use, including medical indications, first discovered from the analysis of one or more Project Data Sets.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)	GENENTECH hereby grants to CURAGEN an exclusive (even as to GENENTECH), sublicensable worldwide license for all purposes, under GENENTECH’s interests in Research Project Patent Rights with respect to [********************* *******************************************], subject to GENENTECH’s right to use such licensed subject matter for research purposes and subject to GENENTECH’s rights under this Agreement to option and to license such Clones and proteins.

(c)	CURAGEN hereby grants to GENENTECH an exclusive (even as to CURAGEN), sublicensable worldwide license for all purposes under CURAGEN’s interests in Research Project Patent Rights with respect to [*********************]. In the event that GENENTECH, in its exercise of its rights under the foregoing license, develops or otherwise uses a Clone for a use claimed within Research Project Patent Rights for commercial purposes, (A) such Clone shall be deemed to be a Licensed Clone subject to a License Agreement such that GENENTECH shall be obligated to pay the license fee referenced in Section 7.4.1 of this Agreement on the date that GENENTECH PDC Approval is given with respect to such Clone (or the equivalent approval if there is no PDC) or any earlier date determined at GENENTECH’s discretion, and (B) GENENTECH shall be obligated to pay all milestone payments and royalties in the License Agreement and Success Fee Payments referenced in this Agreement with respect to such Clone.

5.4 CURAGEN Retained Rights. CURAGEN shall retain all rights to all Project Data, CURAGEN Data, Extended Research Data, CURAGEN Project Proprietary Material, Research Project Proprietary Material, CURAGEN Project Inventions, Extended Research Inventions, and Extended Research Patent Rights not expressly granted to GENENTECH hereunder, including, without limitation, all GENETECH option and license rights.

6. PROVISIONS CONCERNING THE FILING, PROSECUTION AND

MAINTENANCE OF PATENT RIGHTS

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

6.1 Applicability. The provisions of this Section 6 shall be applicable to all Inventions and Patent Rights unless and until they become subject to a License Agreement, whereupon the License Agreement will govern the rights of the parties with respect to the subject matter thereof.

6.2 Patent Filings

6.2.1. CURAGEN Project Inventions

CURAGEN shall have the responsibility to prepare, file, prosecute, obtain and maintain U.S. and foreign patent applications and patents on CURAGEN Project Inventions at its sole expense.

6.2.2 Research Project Inventions

(a)

CURAGEN and GENENTECH, through the RC, will mutually agree on whether to prepare, file, prosecute and maintain U.S. and foreign patent applications and patents on Research Project Inventions. The Patent Coordinators for each Party will be designated by such Party from time to time to act as provided below. The Parties shall use their respective best efforts to cause to be filed by Independent Patent Counsel (IPC), which IPC is not an employee of CURAGEN or GENENTECH, the earliest possible priority applications on claims under Research Project Inventions covering at least (i) compositions of matter (including Clones whose sequence is determined from analysis of one or more Data Sets, proteins encoded by such Clones and recombinant processes for making such proteins) and (ii) methods of use (including for medical indications), and related claim formats to the extent required in foreign applications. In each case where the Parties determine to pursue U.S. and foreign patent applications and patents on Research Project Inventions, the Parties shall use IPC to prepare, file, prosecute, obtain and maintain U.S. and foreign patent applications and patents on Research Project Inventions. Initial patent filings shall be made in the form of a regular U.S. priority patent application or a provisional application pursuant to CFR 1.51, as determined by the Patent Coordinators. Patent applications will be perfected by making, as soon as available, an ATCC deposit

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

of at least such Clone(s) as reasonably agreed by the Patent Coordinators, and by making any subsequent application filings necessary to perfect U.S. or foreign priority patent rights in the countries of Europe that are members of the European Patent Organization, Japan, Canada, Australia, Israel, Mexico and at least such other countries as mutually agreed by the Parties. GENENTECH and CURAGEN agree to provide reasonable and timely assistance and cooperation to the IPC to facilitate such filing, prosecution and maintenance, including without limitation, the execution of appropriate powers of attorney. GENENTECH and CURAGEN agree that any such preparation, filing, prosecution and maintenance shall be conducted diligently and in a timely fashion. GENENTECH and CURAGEN shall be kept fully informed by the IPC of the progress of all patent filings and prosecution under this section 6.2.2 and shall be provided with copies of all material documents pertaining thereto including, without limitation, information regarding inventorship, sequences and sequence listings, serial numbers, filing dates, foreign filing licenses and copies of patent applications. GENENTECH and CURAGEN shall be given the opportunity, whenever practical, to review and comment in advance on any patent filings or other correspondence with the patent office. GENENTECH and CURAGEN shall pursue priority to claims on Research Project Inventions by filing all necessary interferences and opposition papers, motions and the like. Any proposed interference settlement agreement relating to Research Project Inventions subject to potential Option by GENENTECH hereunder will be reviewed by the RC. All patent applications which have been filed with the United States Patent and Trademark Office (USPTO), the World Intellectual Property Organization (WIPO) or any foreign national patent office and any patent application which is in the process of being written at GENENTECH or CURAGEN and which relates specifically to any existing Research Project Invention or Extended Research Invention, as of the Amendment Effective Date, shall be forwarded to IPC within thirty (30) days of the Amendment Effective Date, by GENENTECH or CURAGEN, as appropriate,

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

to allow IPC to prepare, file, prosecute and maintain U.S. and foreign patent applications and patents as necessary.

(b)	IPC shall be selected by mutual agreement of the Patent Coordinators. If the Patent Coordinators are unable to agree on selecting IPC, the matter shall be set before and resolved by the RC pursuant to section 2.2.6.

(c)	If, during the Term of this Agreement, a Party does not wish to continue with the preparation, filing, prosecution or maintenance of any patent applications or patents covering Research Project Inventions or Extended Research Inventions, that Party shall notify the other Party of such intention at least sixty (60) days prior to the date upon which such right shall lapse or become abandoned, or upon which the next response to the applicable patent office is due to be filed, and the other Party shall thereupon have the right, but not the obligation, to assume sole responsibility for the prosecution, maintenance and defense of such patents and patent applications, including all prospective expenses related thereto.

(d)	The Parties will share equally all expenses associated with the preparation, filing, prosecution and maintenance of the patents and patent applications related to the Research Project Inventions. In the event that the Parties do not agree as to whether such a patent application should be filed, the Party wishing to file such patent application may do so at its sole expense. In such event, the other Party shall be kept fully informed by the filing Party of the progress of such patent filing and prosecution and shall be provided with copies of all material documents pertaining thereto including, without limitation, information regarding inventorship, sequences and sequence listings, serial numbers, filing dates, foreign filing licenses and copies of patent applications. The ownership and license rights for such patent applications and patents issuing thereon shall be the same as for any other Research Project Invention patent applications and patents under this Agreement.

(e)

Either Party may prospectively assign to any third party or Affiliate its rights under any Research Project Patent Rights, but only if such assignment is expressly subject to all of the rights of the other Party under this Agreement and

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

under any executed License Agreement. Any other such assignment is prohibited without the prior written consent of the other Party.

6.2.3 Amendments.

The Parties shall mutually agree before permitting any patent application or patent within Patent Rights to lapse as well as before authorizing any amendment to any patent application or patent within Patent Rights that would irrevocably limit the lawful scope of the Patent Rights, until the end of the Exclusive Evaluation Period, and for any Invention which becomes subject to an option, until the end of the Option Period.

6.2.4 Fees and Costs.

Unless specifically provided herein, no Party shall have any obligation under this Agreement to pay any fees or costs: (i) for bringing a lawsuit or other action to enforce any of the Patent Rights against an actual or suspected infringement or (ii) for any other Party to obtain for its own benefit independent business or legal advice concerning any of the Patent Rights.

6.2.5 Division of Patents.

Notwithstanding the above, GENENTECH shall, at its sole discretion, control and expense, have the exclusive right to prepare, file, prosecute and maintain, divisional and/or continuation and/or continuation-in-part patent applications claiming solely subject matter and inventions exclusively licensed to GENENTECH by CURAGEN pursuant to section 5.3. Notwithstanding the above, CURAGEN shall, at its sole discretion, control and expense, have the exclusive right to prepare, file, prosecute and maintain, divisional and/or continuation and/or continuation-in-part patent applications claiming solely subject matter and inventions exclusively licensed to CURAGEN by GENETECH pursuant to section 5.3.

6.3 Notice of Infringement. If either Party learns of any infringement or threatened infringement by a third party of the patents within Patent Rights, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

6.4 Infringement. CURAGEN shall have all rights, at its own expense, to bring suit (or other appropriate legal action) against any actual or suspected infringement of the Patent Rights except as may be provided in a License Agreement executed by the Parties.

6.5 Cooperation. Each Party agrees to provide reasonably cooperation, and shall execute all papers and perform such other acts as may be reasonably required, to file and prosecute any patent applications (including without limitation divisionals, continuations and continuations-in-part) as provided in Section 6.2 and to maintain any infringement suit brought in accordance with Section 6.4 above (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit), and at its option and expense, may be represented in such suit by counsel of its choice.

7. OPTION TO GENENTECH

7.1 Option Grant.

7.1.1 Option. Subject to rights third parties have obtained by virtue of access to other CURAGEN Data Sets or data sets resulting from written agreements between CURAGEN and third parties, or the subscription portion of the GeneScape® database prior to GENENTECH’s election, CURAGEN hereby grants to GENENTECH the right to elect at any time an exclusive option (the “Option”) to license all Inventions and know-how relating to the one or more Clones that correspond to a full length gene sequence, and such full length sequence itself, which Clone sequence or a portion thereof, or its utility, is determined in whole or in part by GENENTECH or CURAGEN from the use of an Exclusive Data Set or which is identified by GENENTECH pursuant to the rights granted in Section 2.4.3, and which is not a Previously Committed Clone. Such Option shall give GENENTECH the right to obtain, at GENENTECH’s sole discretion and as further described in the License Agreement, either (a) subject to the rights reserved by CURAGEN in Section 7.1.3 hereof, an exclusive, worldwide sublicensable license to the one or more Clones that correspond to such full length gene sequence, and such full length gene sequence itself, specified in GENENTECH’s notice of exercise (collectively, an “Optioned

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Clone”) and to all Research Project Patent Rights, CURAGEN Project Patent Rights, Inventions, Extended Research Inventions, Extended Research Patent Rights and know-how to the extent that they relate to such Optioned Clone or Licensed Products related to such Optioned Clone, to develop, make, have made, use, have used, sell, offer for sale, have sold, import and have imported any and all products, in the Territory, for any and all human uses; (b) a worldwide sublicensable non-exclusive license to the Optioned Clone under all Research Project Patent Rights, CURAGEN Project Patent Rights, Inventions and know-how, to the extent that they relate to such Optioned Clone, to develop, make, have made, use, have used, sell, offer for sale, have sold, import and have imported Licensed Products; or (c) subject to the rights reserved by CURAGEN in Section 7.1.3 hereof, an exclusive license to all Research Project Patent Rights, CURAGEN Project Patent Rights, Inventions, Extended Research Inventions, Extended Research Patent Rights and know-how to the extent that they relate to a “known” Optioned Clone or Licensed Products related to such Optioned Clone, to develop, make, have made, use, have used, sell, offer for sale, have sold, import and have imported any and all products, in the Territory, for any and all human uses. Such Option shall be exercisable at any time during the Option Period specified in Section 7.3. If any Previously Committed Clone is or becomes available for licensing by GENENTECH on an exclusive or non-exclusive basis, CURAGEN shall so notify GENENTECH and GENENTECH shall have the right to obtain an option to license any available rights on the terms set forth in the form of License Agreement attached hereto as Appendix C.

7.1.2 Option Election.

Such Option shall be elected by GENENTECH by giving written notice to CURAGEN within the Exclusive Evaluation Period for such Exclusive Data Set, which shall specify in detail the Optioned Clone to be included within the terms of any such Option and which shall be accompanied by the payment of any Option Fee as specified in Section 7.2. Each Optioned Clone, and the term of the corresponding Option Period, shall be listed on Appendix A hereto from time to time. Notwithstanding the foregoing, GENENTECH may request such an Option from Project Data Sets after expiration of the Exclusive Evaluation Period, which Option shall be granted by CURAGEN upon payment of the Option Fee specified in Section 7.2 unless prohibited by written agreements with third parties.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

7.1.3 Reservation of Rights.

(a)	Notwithstanding the foregoing, during any Option Period, CURAGEN shall retain for itself the right (i) to use, but not to transfer to third parties (except pursuant to an agreement with a third party who has identified such Optioned Clone independently of the related Data Set) the Optioned Clone or the protein derived therefrom outside of the Research Program as part of CURAGEN’s libraries for internal Non-directed Research, as defined in Section 2.4.1(b) above.

(b)	Notwithstanding anything to the contrary in this Section 7.1.3, the Parties hereby agree that CURAGEN will be permitted to perform Directed Research, as defined in Section 2.4.1(b) above, on specific Optioned Clones utilizing a Project Data Set with GENENTECH’s prior written consent obtained in accordance with the request procedures described in Section 2.4.1(c) above.

(c)	All inventions conceived or made in the course of such Non-directed Research and Directed Research which relate to the Clone, the proteins derived therefrom, antibodies that bind to such proteins, homologs, orthologs, derivatives or mutants with substantially the same biological activity as such Clone, or uses of any of the above, shall be deemed Research Project Inventions subject to GENENTECH’s option and license rights for such Clone and its uses under Section 5.3 and Article 7, provided that, with respect to Directed Research inventions only, such inventions are in the same therapeutic or diagnostic field of use as is the Research Project in which such Clone or its use was identified. All other inventions from such research shall be Extended Research Inventions and GENENTECH will have rights to such Extended Research Inventions and Extended Research Patent Rights resulting therefrom as provided in this Article 7 and in Section 2.3 of the License Agreement attached hereto as Appendix C. CURAGEN shall keep GENENTECH reasonably informed of the results of any such Non-directed Research and Directed Research using an Optioned Clone and patent applications and patents relating to such research on a timely basis in order to allow GENENTECH to make informed decisions regarding the exercise of its option and license rights hereunder.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

7.2 Option Fee. An Option Fee of [*****] per Optioned Clone shall be due upon the election of an Option with respect to any Clone from any Exclusive Data Set; provided, however, that [********************************************************], provided however that such remaining Clones have not been already optioned or licensed to a third party under a written agreement between CURAGEN and such party.

7.3 Option Period. Each Option shall remain in effect for a period of [*****] from receipt by CURAGEN of GENENTECH’s written notice of its election of such Option and payment of any required Option Fee (the “Option Period”); provided, however, that any Option Period may be extended for one additional [*****] period upon payment by GENENTECH of an additional [*****] per Optioned Clone.

7.4 Option Exercise.

7.4.1 Exercise of Option. During each Option Period, upon notice to CURAGEN and upon payment of the corresponding license fee, GENENTECH shall have the right to receive a license to the Optioned Clone under the terms and conditions set forth in an executed License Agreement and CURAGEN shall grant such license to GENENTECH. The license fee for a license described in Section 7.1.1, clause (a) shall be [*****] and the license fee for a license described in Section 7.1.1, clause (b) or (c), shall be[*****]. The License Agreement shall be executed in substantially the form attached hereto upon exercise of the first Option and shall be amended from time to time in accordance with the terms hereof and thereof as additional Options are exercised.

7.4.2 Additional Options to License.

(a)

On and after the expiration of an Option Period (and regardless of whether such expiration takes place before or after the expiration of the Research Term) with respect to an Optioned Clone, GENENTECH shall have the right, upon written notice to CURAGEN, to obtain an exclusive or non-exclusive license, as the case may be, to any Optioned Clone to the extent it is not a Previously-Committed Clone at the time

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

of such notice on the terms set forth in the form of License Agreement attached hereto as Appendix C.

(b)	In addition to the option and license rights of GENENTECH hereunder during any Exclusive Evaluation Period or Option Period, GENENTECH shall have the right, upon written notice to CURAGEN at any time, to obtain an exclusive or non-exclusive license, at GENENTECH’s discretion, to any one or more Clones that correspond to a full length gene sequence, and such full length gene sequence itself, specified in GENENTECH’s notice of exercise (to the extent it is not a Previously-Committed Clone at the time of such notice) whose sequence (in whole or in part) or utility is first determined by GENENTECH or CURAGEN from the use of a Project Data Set, or determined by CURAGEN from Non-directed or Directed Research results (including from Extended Research Data), as follows:

(i)	After any applicable Exclusive Evaluation Period and Option Periods hereunder for any Clone, but prior to [********************], GENENTECH shall have the right to so license such Clone for all or certain human uses, at GENENTECH’s choice, on the terms set forth in the form of License Agreement attached hereto as Appendix C.

(ii)	[********************], GENENTECH shall have the right to so license such Clone, on the terms set forth in the form of License Agreement attached hereto as Appendix C,

for all or certain human uses, at GENENTECH’s choice, except for those uses [***********************************************]. GENENTECH shall have the right to license such Clone for those uses discovered by CURAGEN from its Extended Research Data only as agreed upon by CURAGEN.

7.5 Omitted

7.6 No Other Rights. No rights to Data Sets or Clones under Patent Rights, Inventions, Extended Research Patent Rights or Extended Research Inventions are

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

granted to GENENTECH hereunder except as expressly set forth herein or in an executed License Agreement. CURAGEN shall receive no rights to Data Sets or Clones under GENENTECH’s interests in Research Project Patent Rights or Research Project Inventions except as expressly set forth herein or in an executed License Agreement. For the avoidance of doubt, CURAGEN shall have no rights to any patents or patent applications of GENENTECH which relate to inventions (including inventions related to Clones) made outside the Research Program and CURAGEN shall only have exclusive rights in Research Project Inventions and Research Project Patent Rights as expressly provided herein.

7.7 Royalties to GENENTECH.

(a)	Solely with respect to [***********************************] (a “CURAGEN Royalty Product”) on a country-by-country basis as follows:

(i)	If the CURAGEN Royalty Product is as described in Subsections (a)-(c) of the definition of Licensed Product, the royalty rate on Net Sales of such CURAGEN Royalty Product shall be as follows:

[**]	if the manufacture, use, importation or sale in such country of such CURAGEN Royalty Product by a third party would infringe a Valid Claim of a Research Project Patent Right.

(ii)	If the CURAGEN Royalty Product is as described in Subsections (d)-(i) of the definition of Licensed Product, the royalty rate on Net Sales of such CURAGEN Royalty Product shall be:

[**]	if the manufacture, use, importation or sale in such country of such CURAGEN Royalty Product by a third party would infringe a Valid Claim of a Research Project Patent Right.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(iii)	Royalties due to GENENTECH pursuant to subsections (i) and (ii) above for a given CURAGEN Royalty Product may be reduced by [*****] of any royalties paid to third parties by CURAGEN on net sales of such CURAGEN Royalty Product under patent licenses that are required in order to allow CURAGEN to manufacture, use and sell such CURAGEN Royalty Product; provided, however, that such reductions shall in no event reduce the royalty for such CURAGEN Royalty Product payable pursuant to such subsection by more than [*****].

(b)	Notwithstanding the foregoing, in the event that such Gene was at any time during the Term of this Agreement an Optioned Clone, or was ever a Licensed Clone, the royalty due to GENENTECH pursuant to Section 7.7(a) shall be [*******************].

(c)	Notwithstanding the foregoing, in the event that CURAGEN Royalty Products are sold by sublicensees of CURAGEN, and the royalty received by CURAGEN under such sublicense is less than two times the applicable royalty due to GENENTECH pursuant to Section 7.7(a) and (b) hereof, the amount payable to GENENTECH under this Section 7.7 shall be [**************************] of (i) royalties, (ii) license fees and (iii) product development milestone payments based on the sublicensee’s performance, received by CURAGEN or its Affiliates. For the avoidance of doubt (x) equity payments, (y) research funds and (z) milestone payments based on CURAGEN’s research performance, received by CURAGEN or its Affiliates from a sublicensee shall not be included in such calculation. CURAGEN shall not intentionally structure any sublicense agreement in order to shift payments from categories (i), (ii) or (iii) to categories (x), (y) or (z), so as to reduce amounts payable to GENENTECH hereunder. Copies of all executed sublicenses of CURAGEN’s rights hereunder shall be provided to GENENTECH.

(d)	Only one royalty, calculated at the highest applicable royalty rate hereunder, shall be payable to GENENTECH hereunder for each sale of a CURAGEN Royalty

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Product, regardless of the number of patents, patent applications or Valid Claims directed to or covering such CURAGEN Royalty Product.

(e)	Royalty payments shall be made to GENENTECH in United States Dollars quarterly within sixty (60) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales for each CURAGEN Royalty Product during the relevant three-month period and the calculation of royalties, if any, due thereon pursuant to this Section 7.7. All royalties shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for CURAGEN Royalty Products sold in a currency other than United States dollars, such currency shall be converted into United States dollars at the exchange rate for buying U.S. dollars set forth in The Wall Street Journal for the last business day of the calendar quarter.

(f)	CURAGEN shall pay royalties with respect to each CURAGEN Royalty Product on a country by country basis until (i) the expiration or revocation or complete rejection of the last to expire or to be revoked or to be completely rejected of any Valid Claim of a GENENTECH Patent Right covering such CURAGEN Royalty Product in such country, or (ii) [******] from the first commercial sale of such CURAGEN Royalty Product in such country, whichever is later. Following such period, CURAGEN shall have a fully paid-up, irrevocable license in such country under the relevant GENENTECH Patent Rights to make, have made, use, have used, sell, have sold, offer for sale, import and have imported such CURAGEN Royalty Product in such country.

(g)	Royalties not paid within the time period set forth in this Section 7.7 shall bear interest at [*****], accruing monthly, from the due date until paid in full.

(h)

CURAGEN shall keep for [*****] from the date of each payment of royalties complete and accurate records of sales by CURAGEN of each CURAGEN Royalty Product in sufficient detail to allow the accruing royalties to be determined accurately. GENENTECH shall have the right for a period of [*****]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to CURAGEN to inspect the relevant records of CURAGEN to verify such report or statement. CURAGEN shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from GENENTECH, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any CURAGEN Royalty Product in any given payment period. GENENTECH agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for GENENTECH to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. The results of each inspection, if any, shall be binding on both Parties. GENENTECH shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than [***********] of the amount paid, CURAGEN shall pay for such inspection.

8. TERM AND TERMINATION

8.1 Term. The term of this Agreement shall begin on the Amendment Effective Date and shall continue, unless terminated earlier pursuant to Section 8.2 below, until the date on which GENENTECH no longer has access to Project Data Sets for research purposes hereunder (the “Term”).

8.2 Termination.

(a)	This Agreement, the Research Program, and the rights granted herein may be terminated by either Party upon any breach by the other Party of any material

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

obligation or condition, effective fifteen (15) days after giving written notice to the other Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the other Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if the default or breach is cured or shown to be non-existent within the aforesaid fifteen (15) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect.

(b)	If either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other party may terminate the Research Program and this Agreement effective upon giving written notice to such Party.

(c)	In addition to the rights set forth in Sections 8.2(a) and (b) above, GENENTECH may terminate the Research Program effective thirty (30) days after giving written notice to CURAGEN in the event that a final non-appealable injunction is entered against CURAGEN by a court of competent jurisdiction, the effect of which is to enjoin CURAGEN from utilizing its proprietary genomics technologies such that it is substantially unable to perform the Research Program. Any such termination shall not affect GENENTECH’s rights hereunder with respect to any Exclusive Evaluation Period or Option Period then ongoing, or GENENTECH’s other rights to license Clones hereunder, or any License Agreement by the Parties executed prior to such termination. Upon such termination the Amended Note shall become due in accordance with its terms.

(d)	GENENTECH may terminate this Agreement for any reason after March 31, 2003.

8.3 Additional Effects of Termination.

(a)	Upon termination of this Agreement by a Party pursuant to Section 8.2(a) due to a payment breach by the other Party with respect to payments due on a specific

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

product pursuant to Section 2.1.4(c) and (e) or Section 7.7 hereof (but not any other breach), all relevant rights and licenses granted by such terminating Party to the breaching Party under such Section regarding the specific product shall immediately and automatically terminate and revert to the terminating Party, subject to the breaching Party’s right to sell any remaining quantities of product remaining in its inventories as of the date of termination.

(b)	Upon termination of this Agreement by a Party pursuant to Section 8.2(a) due to a breach other than a payment breach covered by Section 8.3(a), the Research Program shall end. If CURAGEN is the terminating Party, all Exclusive Evaluation Periods and all Option Periods shall terminate, but all License Agreements previously executed shall continue. If GENENTECH is the terminating Party, all of GENENTECH’s rights under Exclusive Evaluation Periods, Option Periods and License Agreements then ongoing shall continue in accordance with their terms, and the Amended Note shall become due in accordance with its terms.

(c)	At the request of the terminating Party, the breaching Party shall execute and deliver such bills of sale, assignments and licenses and other documents as may be necessary to fully vest in the non-breaching Party all right, title and interest to which it is entitled as aforesaid pursuant to this Section 8.3.

(d)	The breaching Party shall have no obligation to make any payment to the terminating Party that has not accrued prior to the effective date of such termination except for royalties on remaining inventory, but shall remain liable for all obligations accruing prior to termination.

8.4 Remedies. If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

8.5 Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Sections 2.1.5, 2.1.6, 2.4.3, 3.2, 3.5, Articles 4, 5, and 6, and Sections 8.3, 8.4 and 8.5, and Article 9 hereof (other than Sections 9.1 and 9.2, which shall not survive, except for Sections 9.1(e) and 9.2(c)), as well as any rights and obligations otherwise accrued, shall survive the expiration of the Term or any termination of this Agreement. In addition, the rights and obligations set forth in Sections 2.1.4 (c)-(h) and Section 7.7 shall survive the expiration or termination of this Agreement, unless otherwise terminated as specified in Section 8.3 above, and the rights and obligations with respect to ongoing Exclusive Evaluation Periods and Option Periods shall survive as described elsewhere in this Agreement.

9. MISCELLANEOUS

9.1 CURAGEN Representations and Covenants. CURAGEN represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate CURAGEN corporate action; (b) CURAGEN is under no obligation which is inconsistent with this Agreement; (c) CURAGEN employees are contractually bound to assign all rights in inventions and know-how arising from their employment to CURAGEN; (d) there are no adverse proceedings claims or actions pending, or to the best of CURAGEN’s knowledge, threatened relating to CURAGEN’s genomics technologies, including without limitation, GeneScape, QEA/GeneCalling, MIM/PathCalling and all additional services to be provided by CURAGEN to GENENTECH hereunder, and at the time of disclosure and access thereof to GENENTECH, to the best of CURAGEN’s knowledge, CURAGEN shall have the full right and legal capacity to disclose and provide access to such CURAGEN genomics technologies to GENENTECH and to itself use such technologies to perform its obligations under this Agreement without violating the rights of third parties; (e) CURAGEN has the full right and legal capacity to grant the rights to GENENTECH pursuant to Article 7 without violating the rights of any third party and (f) CURAGEN has not disclosed to any third party Project Data or any annotations with respect to the Initial Research Projects. CURAGEN covenants that it will not enter into any agreement with any third party that is inconsistent with the terms of

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

this Agreement. Subject to CURAGEN’s obligation not to enter into any agreement that is inconsistent with the terms of this Agreement, CURAGEN shall use commercially reasonable efforts to obtain, at its sole cost, any rights, licenses, approvals or permissions related to its genomics technology and know-how that are required, now or in the future, to carry out its obligations to conduct the Research Projects hereunder and to provide its services and genomics technologies to GENENTECH hereunder and to grant GENENTECH the intellectual property rights under Article 7 above. Nothing in this Agreement shall be interpreted as obligating either Party to commercialize technology made hereunder or to perform any additional work beyond that set forth in the Research Plan.

9.2 GENENTECH Representations. GENENTECH represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate GENENTECH corporate action; (b) GENENTECH is under no obligation which is inconsistent with this Agreement, and (c) GENENTECH has the full right and legal capacity to grant the rights to CURAGEN pursuant to Article 7 without violating the rights of any third party. Nothing in this Agreement shall be interpreted as obligating either Party to commercialize technology made hereunder or to perform any additional work beyond that set forth in the Research Plan.

9.3 No Warranties.

(a)	Nothing in this Agreement is or shall be construed as:

(i)	a warranty or representation by CURAGEN or GENENTECH as to the validity or scope of any application or patent within the Patent Rights;

(ii)	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties.

(b)	Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

9.4 Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

9.5 Notices. Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to GENENTECH or CURAGEN shall be in writing and shall be personally delivered or sent by telecopy (with written confirmation to follow via United States first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other Party hereto):

CURAGEN:	555 Long Wharf, 11th Floor
New Haven, CT 06511
Attn: Vice President, Business Development
Telecopy: (203) 401-3333

GENENTECH:	1 DNA Way
South San Francisco, CA 94080
Attn: Corporate Secretary
Telecopy: (650) 952-9881

Such notices shall be deemed to have been sufficiently given on: (a) the date sent if delivered in person or transmitted by telecopy, (b) the next business day after dispatch in the case of overnight courier or (c) five (5) business days after deposit in the U.S. mail in the case of certified mail.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.6 Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the State of New York (excluding its body of law controlling conflicts of law).

9.7 Limitations. Except as set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

9.8 Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

9.9 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

9.10 Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

9.11 Assignment. This Agreement may not be assigned by either Party without the consent of the other, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its wholly-owned subsidiaries, to any purchaser of all or substantially all of its assets in the line of business to which this Agreement pertains, or of all of its capital stock, or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.12 Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

9.13 Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

9.14 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

9.15 Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.16 Indemnification.

(a)	GENENTECH shall indemnify, defend and hold harmless CURAGEN, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “CURAGEN Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the CURAGEN Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments (“Claims”) of third parties, for personal injury and product liability matters (except in cases where such Claims result from a willful material breach of this Agreement or the gross negligence or willful misconduct on the part of a CURAGEN Indemnitee or are the subject matter of CURAGEN’s indemnification of GENENTECH as set forth in Section 9.16(b)) arising out of the performance of the Research Program by GENENTECH or arising out of or relating to any actions of GENENTECH or any Affiliate, licensee, sublicensee, distributor agent of GENENTECH in the development, testing, production, manufacture, promotion, import, sale or use by any person of any Know-How Information Product manufactured or sold by GENENTECH or by an Affiliate, licensee, sublicensee, distributor or agent of GENENTECH.

(b)

CURAGEN shall indemnify, defend and hold harmless GENENTECH, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “GENENTECH Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the GENENTECH Indemnitees, or any of them, in connection with any Claims of third parties, for personal injury matters and product liability matters (except to the extent such Claims result from a material breach of this Agreement or the gross negligence or willful misconduct on the part of GENENTECH or are the subject matter of GENENTECH’s indemnification of CURAGEN as set forth in Section 9.16(a)) arising out of the performance of the Research Program by CURAGEN or arising

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

out of or relating to any actions of CURAGEN or any Affiliate, licensee, sublicensee, distributor agent of CURAGEN in the development, testing, production, manufacture, promotion, import, sale or use by any person of any product manufactured or sold by CURAGEN or by an Affiliate, licensee, sublicensee, distributor or agent of CURAGEN.

(c)	GENENTECH’s obligation to indemnify, defend and hold the CURAGEN Indemnitees harmless pursuant to Section 9.16(a), and CURAGEN’s obligation to indemnify, defend and hold the GENENTECH Indemnitees harmless pursuant to Section 9.16(b), are conditioned on the indemnified Party: (i) providing written notice to the indemnifying Party of any Claim arising out of the indemnified activities promptly after the indemnified Party has knowledge of such Claim, (ii) permitting the indemnifying Party to assume, at its discretion, sole and full control of the investigation, preparation, defense, trial and settlement in connection with such Claim, (iii) assisting and cooperating with the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such Claim, and (iv) not compromising, negotiating or settling such Claim without the indemnifying Party’s prior written consent.

9.17 Counterparts.

This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.18 Termination of Original Research Agreement.

The Parties hereby agree that, as of the Amendment Effective Date, the Original Research Agreement shall be terminated and be of no further force or effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative in two (2) originals.

GENENTECH, INC.		CURAGEN CORPORATION

By:	Arthur D. Levinson	By:	Christpoher K. McLeod

Title:	President and CEO	Title:	Executive Vice President

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX A

Optioned Clones

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX B

Amended Note

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

FIRST ALLONGE TO PROMISSORY NOTE

This FIRST ALLONGE dated as of March 31, 2000 between CURAGEN CORPORATION (the “Borrower”), having an address of 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511, and GENENTECH, INC. (the “Lender”), having an address at 1 DNA Way, South San Francisco, CA 94080, to the Promissory Note dated as of November 20, 1997 (as the same may be further amended, modified or supplemented from time to time, the “Note”), payable to the order of the Lender and made by the Borrower.

RECITALS

WHEREAS, the Borrower and the Lender have agreed to amend the Note as set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged, the Borrower and the Lender hereby agree, with effect from the date first set forth above, as follows:

1.	The Note is hereby amended as follows:

1.1	The references on the first page of the Note to “$26,000,000” and “TWENTY-SIX MILLION DOLLARS ($26,000,000)” are hereby deleted and replaced with “$21,000,000” and “TWENTY ONE MILLION DOLLARS ($21,000,000)” respectively.

1.2	The reference on the first page of the Note to the “Research and Option Agreement dated November 20, 1997” is hereby deleted and replaced with “Amended and Restated Research and Option Agreement dated March 31, 2000”.

1.3	Section 1(a) of the Note is hereby deleted in its entirety and replaced with the following:

“The Borrower shall pay the accrued interest and principal balance of this Note, which represents the Loan, in full within fifteen (15) days of March 31, 2003 (the “Maturity Date”).”

1.4	The third sentence of Section 1(c) of the Note is hereby amended by deleting the following from the end thereof:

“; provided, that, in the event that the Additional Issuance Date occurs after the last day of the third Loan Year and prior to the Maturity Date, then the Lender may, at its option, extend the Maturity Date to a date two (2) years from the Additional Issuance Date.”

1.5	The fifth sentence of Section 1(c) of the Note is hereby deleted in its entirety.

1.6	All references in the Note to “Preferred Stock” and to “Series F Preferred Stock” are hereby deleted in their entirety.

1.7	Section 6 of the Note is hereby deleted in its entirety.

1.8	Section 7 of the Note is hereby amended by deleting the third sentence thereof in its entirety and replacing it with the following:

“The price of such repurchase shall be equal to the Fair Market Value of CuraGen Common Stock, with respect to a repurchase of Non-Voting Common Stock.”

1.9	The following is hereby added at the end of the first sentence of Section 14:

“As used herein, a “Loan Year” commences on the Amendment Effective Date or an anniversary thereof and terminates twelve months later.”

1.10	The Schedule to Promissory Note is hereby amended by changing the reference therein from “$26,000,000” to “$21,000,000”.

2. The Note is, and shall continue to be, in full force and effect as modified hereby, and is hereby in all respects ratified and confirmed. The Lender is hereby authorized to attach this Allonge to the Note.

WITNESS the execution hereof under seal as of the day and year first above written.

CURAGEN CORPORATION

By:	Christopher K. McLeod
Title:	Executive Vice President

GENENTECH, INC.

By:	Arthur D. Levinson
Title:	President and CEO

APPENDIX C

Form of License Agreement

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made effective as of              (“Effective Date”) by and between GENENTECH, INC., a Delaware corporation having its principal business office at 1 DNA Way, South San Francisco, CA 94080 (“GENENTECH”), and CURAGEN CORPORATION, a Delaware corporation with its principal place of business at 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511 (“CURAGEN”). GENENTECH and CURAGEN are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, GENENTECH wishes to obtain a license to certain inventions made or owned by CURAGEN as provided in that certain Amended and Restated Research and Option Agreement between the Parties hereto dated as of March 31, 2000 which is attached hereto (the “Research Agreement”);

WHEREAS, CURAGEN has agreed to provide such license under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agrees as follows:

1. DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1 “Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. “Control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

to control the Board of Directors or equivalent governing body of a corporation or other entity.

1.2 “Clone” shall mean a segment of DNA representing a whole or partial gene whose sequence or utility is determined from the analysis of one or more Data Sets or from the Extended Research during the Term of the Research Agreement.

1.3 “CURAGEN Background Inventions” shall mean all patent rights and know-how of CURAGEN, other than those relating primarily to Inventions, which CURAGEN has the right to license and which would be infringed by, or is reasonably necessary for, the development, manufacture, use, sale or importation of any product developed by GENENTECH pursuant to the licenses granted hereunder; provided, however, that CURAGEN Background Inventions shall expressly exclude: (i) any patent rights and know-how relating to Clones not licensed by GENENTECH pursuant to this Agreement and (ii) any patent rights or know-how arising from any CURAGEN collaboration with a third party, except to the extent permitted thereby.

1.4 “CURAGEN Data” shall mean, with respect to a Licensed Clone, all information pertaining to such Licensed Clone obtained from the processing of specified CURAGEN samples, including QC data, QEA/GeneCalling data, MIM/PathCalling data, sequence data and any other information obtained or generated by CURAGEN in the performance of the CURAGEN Project relating to such Licensed Clone.

1.5 “CURAGEN Data Set” shall mean all CURAGEN Data resulting from a discrete CURAGEN Project that CURAGEN can make exclusively available to GENENTECH.

1.6 “CURAGEN Project” shall mean a particular project undertaken by CURAGEN on its own (outside the Research Program, and outside Non-directed Research and Directed Research undertaken by CURAGEN pursuant to Sections 2.41, 2.5.2 and 7.1.3 of the Research Agreement) to process and analyze a specified set of samples which do not contain GENENTECH Proprietary Material, and which project does not use any Project Data Set or Non-Directed Research data, Directed Research data, or Clones, nucleic acid

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

sequences or protein amino acid sequences derived therefrom, and as to which CURAGEN is free to grant rights to GENENTECH hereunder.

1.7 “CURAGEN Project Invention” shall mean any discovery, invention, know-how or trade secret conceived or made by employees of CURAGEN (i) in the performance of a CURAGEN Project that results in CURAGEN Data that becomes part of an Exclusive Data Set, that is based on, incorporates or makes material use of the corresponding CURAGEN Data or (ii) relating to a Lead generated outside of the Extended Research.

1.8 “CURAGEN Project Patent Rights” shall mean Patent Rights containing a claim or claims covering CURAGEN Project Inventions. CURAGEN Project Patent Rights shall also include Patent Rights containing a claim or claims covering CURAGEN Project Inventions exclusively licensed in by CURAGEN, with the right to sublicense, now or in the future.

1.9 “CURAGEN Project Proprietary Material” shall mean, with respect to a Licensed Clone, all substances made by CURAGEN in the performance of the CURAGEN Project relating to such Licensed Clone, including mRNA pools. CURAGEN Project Proprietary Material shall include, without limitation, QEA fragments, MIM constructs and materials derived or constructed from QEA fragments and MJIM constructs, including, without limitation, fragment and full length cDNA clones made by CURAGEN.

1.10 “Data Set,” which may be either a Project Data Set or a CURAGEN Data Set, with respect to a Licensed Clone, shall mean all Project Data resulting from the discrete Research Project relating to the Licensed Clone or all CURAGEN Data resulting from the discrete CURAGEN Project relating to the Licensed Clone, respectively.

1.11 “Exclusive Data Set” shall mean any Project Data Set during the corresponding Exclusive Evaluation Period as provided in Section 2.4 of the Research Agreement or any CURAGEN Data Set during the corresponding Exclusive Evaluation Period as provided in Section 2.5.2 of the Research Agreement.

1.12 “Exclusive Evaluation Period” shall have the meaning set forth in Section 2.4 or 2.5.2 of the Research Agreement.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.13 “Extended License Patent Rights” shall have the meaning set forth in Section 2.3.

1.14 “Extended Research” shall mean, as to each Licensed Clone, the research undertaken by CURAGEN before or after the Effective Date hereof pursuant to Sections 2.4.1, 2.5.2 and/or 7.1.3 of the Research Agreement relating to or using such Licensed Clone.

1.15 “Extended Research Data” shall mean all information and results obtained by CURAGEN from its performance of Extended Research.

1.16 “Extended Research Inventions” shall mean any discovery, invention, know-how or trade secret conceived or made by employees of CURAGEN in the performance of Extended Research, other than such discoveries, inventions, know-how or trade secrets that are deemed to be defined as Research Project Inventions pursuant to the terms of the Research Agreement or this Agreement.

1.17 “Extended Research Patent Rights” shall mean all rights and interests in and to issued patents and pending patent applications in any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part (solely to the extent that the claims of such continuations-in-part cover Extended Research Inventions), divisions, and renewals thereof, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether owned now or hereafter solely or jointly by CURAGEN, and wherein at least one claim of such patent right covers an Extended Research Invention, and including, without limitation, those Extended Research Patent Rights listed on Schedule I attached hereto.

1.18 “GeneScape”® shall mean the web-based software and database product for accessing and storing Data Sets generated through the application of CURAGEN’s QEA/GeneCalling and MIM/PathCalling.

1.19 “Invention,” as to each Licensed Clone, shall mean CURAGEN Project Inventions and Research Project Inventions relating to the Licensed Clone.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.20 “Know- How” shall mean: (a) as to each Licensed Clone, all unpatented Project Data, Research Project Inventions, CURAGEN Data and CURAGEN Project Inventions relating to such Licensed Clone; (b) as to each Lead, all unpatented information, inventions, discoveries and trade secrets relating to the Lead; and (c) as to Extended Research using a Licensed Clone, all unpatented Extended Research Data and all Extended Research Inventions relating thereto.

1.21 “Lead” shall mean, as to each Licensed Clone, a small molecule which was discovered or developed to bind to a protein or inhibit protein function, and which was developed directly and materially from the use of a Licensed Clone or the protein encoded thereby by CURAGEN outside of the Research Program prior to the point in time at which the Clone became a Licensed Clone, including, without limitation, in the course of the Extended Research.

1.22 “Licensed Clone” shall have the meaning set forth in Section 2.1.

1.23 “Licensed Product,” as to each Licensed Clone, shall mean:

(a)	[*************************************************************************************************** **************************************************************************************************** ******];

(b)	[*************************************************************************************************** **************************************************************************************************** **************************************************************************************************** **************************************];

(c)	[**************************************************************************************************];

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(d)	[*************************************************************************************************** **************************************************************************];

(e)	[*************************************************************************************************** **************************************************************************************************** ***********];

(f)	[*************************************************************************************************** **************************************************************************************************** ***********];

(g)	[*************************************************************************************************** **************************************************************************************************** ***********];

(h)	[*************************************************************************************************** ******************************************];

(i)	[*************************************************************************************************** **********************************************************];

1.24 “MIM/PathCalling” shall mean the technology employed by CURAGEN for identifying protein-protein interactions from libraries of cDNAs.

1.25 “Net Sales” shall mean [*********************************************************************************************************** ***********************************************

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

************************************************************************************************************ **********];

(a)	[**************************************************************************************************];

(b)	[*************************************************************************************************** ********************************************];

(c)	[*************************************************************************************************** ****];

(d)	[*************************************************************************************************** **************************************************************************************************** ***********];

[******************************************************************************************************* ************************.]

[******************************************************************************************************* ************************************************************************************************************ ************************************************************************************************************ ************************************************************************************************************ ************************************************************************************************************ **************************************************.]

1.26 “Optioned Clone” shall have the meaning set forth in Section 7.1 of the Research Agreement.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.27 “Patent Coordinators” shall mean a patent attorney or patent agent representing CURAGEN and a patent attorney or patent agent representing GENENTECH.

1.28 “Patent Rights” shall mean, as to each Licensed Clone, all rights and interests in and to issued patents and pending patent applications in any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part (solely to the extent that the claims of such continuations-in-part cover Research Project Inventions or CURAGEN Project Inventions), divisions, and renewals thereof, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether owned now or hereafter, solely or jointly by a Party, and wherein at least one claim of such patent right covers an Invention, and including, without limitation, those Patent Rights listed on Schedule I attached hereto.

1.29 “Prime Rate” shall mean the prime rate of interest as reported by Citibank, N.A. In the event that Citibank, N.A. ceases to report such a rate, the term “Prime Rate” shall mean the generally prevailing base corporate lending rate of Fleet National Bank.

1.30 “Project Data” shall mean all information obtained from the processing of GENENTECH Proprietary Material in a particular Research Project, including QC data, expression data, sequence data and any other information obtained or generated by CURAGEN in the performance of the Research Project relating to such Licensed Clone.

1.31 “Project Data Set” shall mean all Project Data resulting from a discrete Research Project.

1.32 “QEA/GeneCalling” shall mean the technology employed by CURAGEN for tagging and identifying the expression level of specific gene fragments within a cDNA pool.

1.33 “Research Program” shall mean the Research Projects to be performed by CURAGEN and GENENTECH under the Research Agreement.

1.34 “Research Project” shall mean a particular project to process and analyze a specified set of samples, as defined in the Research Agreement.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.35 “Research Project Invention” shall mean any discovery, invention, know-how or trade secret conceived or made: (a) by employees of CURAGEN or GENENTECH or jointly by employees of both in the performance of the Research Program, (b) by GENENTECH employees in performing the following specific activities utilizing any Data Set: (i) QEA or MIM data analysis, confirmation of QEA or MIM data, fragment cloning and sequencing of a Clone, and (ii) full-length cloning of a Clone, or (c) any discovery, invention, know-how or trade secret deemed to be a Research Project Invention pursuant to the terms of the Research Agreement or this Agreement. All inventions claimed in a patent application filed on a Research Project Invention shall also be a Research Project Invention. Research Project Inventions shall not include inventions conceived or made solely by GENENTECH outside of the Research Program, whether before or during an Exclusive Evaluation Period or Option Period, or at any other time, except as specifically set forth in (b) above.

1.36 “Research Project Patent Rights” shall mean Patent Rights containing a claim or claims covering Research Project Inventions.

1.37 “Research Project Proprietary Material” shall mean, with respect to a Licensed Clone, all substances made by CURAGEN in the performance of the Research Project relating to such Licensed Clone other than mRNA pools extracted from GENENTECH Proprietary Material. Research Project Proprietary Material shall include, without limitation, QEA fragments, MIM constructs and materials derived or constructed from QEA fragments and MIM constructs, including, without limitation, fragment and full length cDNA clones made by CURAGEN.

1.38 “Sublicensee” shall mean any non-Affiliate third party sublicensed by GENENTECH under the license granted to GENENTECH hereunder, to make, have made, use, have used, offer to sell, sell, have sold, import or have imported any Licensed Product.

1.39 “Term” shall have the meaning set forth in Section 3.10.

1.40 “Territory” shall mean the world.

1.41 “Valid Claim(s)” shall mean an unexpired claim of any issued patent within Patent Rights or Extended License Patent Rights which has not been finally declared invalid

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

or unenforceable by a patent office or by a court or other body of competent jurisdiction in any unappealed or unappealable decision and which has not been lost through an interference or opposition proceeding.

2. LICENSE GRANT

2.1 License Grant. Upon exercise of an Option pursuant to Section 7.4 of the Research Agreement for any Optioned Clone, or exercise of any other right to license a Clone(s) under Section 7.4.2(b) of the Research Agreement, GENENTECH shall elect one of the types of licenses set forth below, for either (a) any and all human uses or (b) any and all human uses except those covered by Extended License Patent Rights (these subsections (a) or (b) shall each be “GENENTECH Uses”). The Parties shall indicate such election and complete the information for such Optioned Clone or Clone(s) on Schedule I attached hereto and incorporated herein, and sign such Schedule I. Such Optioned Clone or Clone(s) shall thereafter be deemed a Licensed Clone. With respect to the license types set forth in (a) and (b) below, GENENTECH shall also indicate on Schedule I its election, if any, to obtain an exclusive license hereunder to CURAGEN’s rights and interests in any Lead relating to such Licensed Clone.

(a)

For each Licensed Clone and corresponding Lead(s) listed on Schedule I for which this Section 2.1(a) exclusive license is elected, subject to the rights reserved to CURAGEN in Section 2.5 below, CURAGEN hereby grants to GENENTECH an exclusive license (even as to CURAGEN) in the Territory, to develop, make, have made, use, have used, sell, have sold, offer for sale, import and have imported any and all products for GENENTECH Uses, under: (x) all Patent Rights, Inventions, Know-How, CURAGEN Project Proprietary Material and Research Project Proprietary Material that pertain to such Licensed Clone, related Licensed Products and the uses thereof, including but not limited to Patent Rights claiming whole or partial sequences or utility; and (y) all Patent Rights and Know-How of CURAGEN which CURAGEN has the right to license to GENENTECH relating to Leads discovered or developed using such Licensed Clone or the protein encoded thereby as a target, and which GENENTECH has elected to license. Such license shall be

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

for the Term specified in Section 3.10, unless terminated as set forth in this Agreement.

(b)	For each Licensed Clone and corresponding Lead(s) listed on Schedule I for which this Section 2.1(b) exclusive license is elected and which were “known” by third parties prior to GENENTECH’s notice of its election of such license hereunder, as determined pursuant to subsection (d) below, subject to the rights reserved to CURAGEN in Section 2.5 below, CURAGEN hereby grants to GENENTECH an exclusive license (even as to CURAGEN) in the Territory, to develop, make, have made, use, have used, sell, have sold, offer for sale, import and have imported any and all products for GENENTECH Uses, under: (x) all Patent Rights, Inventions, Know-How, CURAGEN Project Proprietary Material and Research Project Proprietary Material that pertain to such Licensed Clone, related Licensed Products and the uses thereof, including but not limited to Patent Rights claiming whole or partial sequences or utility; and (y) all Patent Rights and Know-How of CURAGEN which CURAGEN has the right to license to GENENTECH relating to Leads discovered or developed using the Licensed Clone or the protein encoded thereby as a target, and which GENENTECH has elected to license. Such license shall be for the Term specified in Section 3.10, unless terminated as set forth in this Agreement.

(c)

For each Licensed Clone listed on Schedule I for which this Section 2.1(c) non-exclusive license is elected and for Licensed Products related to such Licensed Clone that are discovered or developed by GENENTECH, CURAGEN hereby grants to GENENTECH a non-exclusive license in the Territory to use such Licensed Clone or the protein encoded thereby as a reagent for discovering or developing Licensed Products and to develop, make, have made, use, have used, sell, have sold, offer for sale, import and have imported Licensed Products for any and all human uses, under all Patent Rights, Inventions, Know-How, Research Project Proprietary Materials and CURAGEN Project Proprietary Materials pertaining to such Licensed Clone,

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

related Licensed Products and the uses thereof, including but not limited to Patent Rights claiming whole or partial sequences or utility. Such license shall be for the Term specified in Section 3.10, unless terminated as set forth in this Agreement.

(d)	The Parties shall mutually agree in good faith on whether any Licensed Clone is “known” by third parties prior to GENENTECH’ s notice of its election of a license hereunder, based primarily on the availability of whole or substantially whole coding domains substantially the same as such Licensed Clone in publicly available literature, patent applications or databases or on knowledge of such information by GENENTECH as evidenced by written or computer records. Licensed Clones which are “known” only as a result of either a previous Research Project or a CURAGEN Project from which GENENTECH received access to an Exclusive Data Set from which the Licensed Clone was optioned, and are not “known” to third parties or to GENENTECH other than through any public disclosure of research results related to such Research Project or CURAGEN Project, shall not be deemed “known” for the purposes hereof.

2.2 Non-exclusive License. CURAGEN hereby grants to GENENTECH a nonexclusive license, coterminous with each license grant in Section 2.1, under CURAGEN Background Inventions solely to the extent necessary to allow GENENTECH to practice the license granted in Section 2.1 and for no other purpose.

2.3 Extended License. Any license granted to GENENTECH under (i) Section 2.1(a) or (b), or (ii) Section 2.1(c) where there exists no Valid Claim of Research Project Patent Rights, CURAGEN Project Patent Rights or Extended Research Patent Rights that is directed to the full length sequence of the Licensed Clone, shall also include, with respect to each Licensed Clone and corresponding Lead(s) listed on Schedule I, an exclusive license (or non-exclusive license if under Section 2.1 (c)) under the know-how, patents and patent applications set forth below to the extent CURAGEN has the right to grant such license (an “Extended License”); provided, however, that GENENTECH may elect, at its sole discretion, not to accept a license under any Extended License Patent Rights (as defined below), such

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

election to be made within sixty (60) days of the license grant to the corresponding Licensed Clone, or within sixty (60) days of CURAGEN’s notice to GENENTECH of the filing of any patent application within Extended License Patent Rights for patent applications filed after execution of this Agreement with respect to the relevant Licensed Clone:

(a)	Any patents or patent applications (including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals thereof, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof) owned by CURAGEN that result from any activities other than the Research Program (x) that are not Extended Research Patent Rights or Patents Rights and do not arise from CURAGEN’ s exercise of its rights under Section 2.5 hereof but claim any Licensed Product relating to such Licensed Clone, provided that CURAGEN is not utilizing the invention or inventions claimed in such patent or application in a preclinical or clinical development project being actively planned or conducted by CURAGEN (alone or in collaboration with any third party) on the date such Licensed Clone was optioned by GENENTECH pursuant to the Research Agreement as evidenced by written or computer records; or (y) that are Extended Research Patent Rights arising from the use of such Licensed Clone ((x) and (y) collectively, the “Extended License Patent Rights”); and

(b)	Know-How as described in Section 1.20(c).

2.4 Due Diligence. GENENTECH agrees to use commercially reasonable efforts in pursuing research and development of at least one Licensed Product based upon each Licensed Clone in a manner similar to other products in research and development at GENENTECH at a similar development stage and of similar commercial value. If GENENTECH ceases to use such commercially reasonable efforts for a commercially unreasonable period of time with respect to at least one Licensed Product for any Licensed Clone, CURAGEN shall have the right to terminate the license granted to GENENTECH hereunder with respect to such Licensed Clone only, provided that: (a) CURAGEN refunds to GENENTECH on the effective date of such termination all licensing and milestone payments which have previously been paid to CURAGEN hereunder for such Licensed Clone and (b)

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

that CURAGEN (i) pays to GENENTECH royalties on Net Sales of Licensed Products based upon such Licensed Clone that are sold by CURAGEN, its Affiliates and its sublicensees under the same royalty rates and terms as are set forth in Section 7.7 of the Research Agreement and (ii) obtains from GENENTECH any other license rights required for such uses of such Licensed Clone under terms to be agreed upon by the Parties. Such termination by CURAGEN shall be effective sixty (60) days after giving GENENTECH written notice of such termination, describing the lack of diligence and shall have the consequences set forth in Section 6.2. The foregoing notwithstanding, if such breach of diligence is shown to be non-existent within the aforesaid sixty (60) day period, CURAGEN’S notice shall be deemed automatically withdrawn and of no effect.

2.5 Reservation of Rights. Notwithstanding anything in this Agreement to the contrary, CURAGEN hereby retains for itself the right to use each Licensed Clone and the protein encoded thereby for CURAGEN’s clone or protein libraries for its internal, general, non-directed, research purposes. For example, but without limitation, inclusion of the Licensed Clone together with other clones in research to determine multiple protein-protein interactions, or inclusion of the Licensed Clone together with other clones in a screen against one or more molecules to determine inhibition would be “non-directed” research, whereas activities associated with choosing a specific Licensed Clone and conducting research investigating such Licensed Clone or the variants, homologs, orthologs, derivatives or mutants thereof, including without limitation drug screening with such Licensed Clone, or conducting research to elucidate the biological activity of such Licensed Clone (e.g., generating antibodies to the Licensed Clone, testing the Licensed Clone or protein encoded thereby in preclinical models, enriching libraries with such Licensed Clone to purposefully look for proteins which bind to such Licensed Clone) would be considered “directed” research and CURAGEN would not be permitted to perform such activities under this Section 2.5. CURAGEN shall promptly report to GENENTECH a summary of all such non-directed research results. Any inventions conceived or made during such non-directed research which relate to the sequence or utility of the Licensed Clone, the proteins derived therefrom, homologs and mutants with substantially the same biological activity as such Licensed Clone or protein, or antibodies or small molecules which interact with such Licensed Clone or protein or homolog or mutant thereof, shall be deemed Research Project Inventions and shall

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

be subject to the licenses granted pursuant to Section 2.l hereof, without payment of any additional license or option fee by GENENTECH. With respect to all other inventions resulting from such research, in the event that such Licensed Clone is subject to an exclusive license hereunder, CURAGEN shall, prior to disclosure to any other party, offer all such inventions and related research results to GENENTECH as a CURAGEN Project pursuant to the provisions of Section 2.5 of the Research Agreement for an initial Exclusive Evaluation Period of ninety (90) days, which shall be granted to GENENTECH upon its request at no additional fee. Extensions of such Exclusive Evaluation Period, Options, extensions of Options and the exercise of Options shall be governed by Section 2.5 and Article 7 of the Research Agreement. Notwithstanding any other provisions of this Agreement or the Research Agreement, any such inventions which are ultimately licensed by GENENTECH after exercise of the above-granted rights pursuant to Section 2.5 and Article 7 of the Research Agreement relating to research performed under Section 2.5 of this Agreement shall be deemed Research Project Inventions for all purposes under this License Agreement, including, without limitation, the determination of royalties.

2.6 Sublicenses. GENENTECH shall have the right to grant sublicenses to all or any portion of its rights under any license granted herein to any Affiliate or Sublicensee, provided, however, that GENENTECH shall remain obligated to ensure payment of royalty and milestone obligations as set forth in Article 3.

3. CONSIDERATION

3.1 License Fees. Upon election of a license pursuant to Section 7.4 of the Research Agreement for any Clone(s) or Optioned Clone and execution of Schedule I by the Parties with respect to such Clone(s) or Optioned Clone and corresponding Lead(s), GENENTECH shall pay to CURAGEN a license fee as set forth below:

License Type	$ (thousands)

[********************************************]

[********************************************]

[********************************************]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3.2 Milestone Payments for Therapeutic or Prophylactic Products.

3.2.1 Milestone Payments under Exclusive License. GENENTECH shall make the following milestone payments to CURAGEN for each therapeutic or prophylactic Licensed Product covered by an exclusive license under Section 2.1(a):

(a)	[*********************************] thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee files the first Investigational New Drug application (or foreign equivalent) with the FDA (or equivalent foreign regulatory agency) for the Licensed Product (“IND”);

(b)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee commences the first Phase III or Phase II/III clinical trial in any country for the Licensed Product;

(c)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee submits the first Biologics License Application, Product License Application, New Drug Application or other application for approval to sell the Licensed Product to the FDA (or equivalent foreign regulatory agency) for the Licensed Product;

(d)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee receives FDA approval of the Licensed Product for commercial sale in the United States;

(e)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee first receives all required regulatory approval to commence sales of the Licensed Product in Germany, France, Italy, Spain, the United Kingdom or Japan; and

(f)	[***********************] within forty-five (45) days following the end of the first calendar year in which Net Sales of such Licensed Product exceed [***************].

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3.2.2 Milestone Payments under Exclusive License. GENENTECH shall make the following milestone payments to CURAGEN for each therapeutic or prophylactic Licensed Product covered by an exclusive license under Section 2.1(b) but only in the event that a therapeutic or prophylactic use for such Licensed Product is a Research Project Invention, a CURAGEN Research Project Invention or an Extended Research Invention licensed hereunder:

(a)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee files the first Investigational New Drug application (or foreign equivalent) with the FDA (or equivalent foreign regulatory agency) for the Licensed Product for a use covered by the exclusive licenses granted herein (“IND”);

(b)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee commences the first Phase III or Phase II/III clinical trial in any country for the Licensed Product for a use covered by the exclusive licenses granted herein;

(c)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee submits the first Biologics License Application, Product License Application, New Drug Application or other application for approval to sell the Licensed Product to the FDA (or equivalent foreign regulatory agency) for the Licensed Product for a use covered by the exclusive licenses granted herein;

(d)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee receives FDA approval of the Licensed Product for commercial sale for a use covered by the exclusive licenses granted herein;

(e)

[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee first receives approval to commence sales of the Licensed Product for a use covered by the exclusive

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

licenses granted herein in Germany, France, Italy, Spain, the United Kingdom or Japan; and

(f)	[***********************] within forty-five (45) days following the end of the first calendar year in which Net Sales of such Licensed Product for a use covered by the exclusive licenses granted herein exceed[***************].

3.2.3 Milestone Payments under Non-exclusive License. GENENTECH shall make the following milestone payments to CURAGEN for each therapeutic or prophylactic Licensed Product covered by a non-exclusive license under Section 2.1(c):

(a)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee files the first Investigational New Drug application (or foreign equivalent) with the FDA (or equivalent foreign regulatory agency) for the Licensed Product (“IND”);

(b)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee commences the first Phase III or Phase II/III clinical trial in any country for the Licensed Product;

(c)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee submits the first Biologics License Application, Product License Application, NDA or other application for approval to sell the Licensed Product to the FDA (or equivalent foreign regulatory agency) for the Licensed Product;

(d)	[***********************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee receives FDA (or equivalent foreign regulatory agency) approval of the Licensed Product for commercial sale; and

(e)	[***********************] within thirty (30) days following the end of the first calendar year in which Net Sales of such Licensed Product exceed [**************].

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(f)	All of the above milestones will be increased by [******] if GENENTECH has elected a non-exclusive Extended License.

3.3 Milestone Payments for Diagnostic Products. GENENTECH shall make the following milestone payment to CURAGEN for each Licensed Product described in Subsection (h) of the definition of Licensed Products covered by an exclusive license under Section 2.1(a) or 2.1(b):

[*************] within thirty (30) days following the date GENENTECH or an Affiliate or Sublicensee receives FDA (or equivalent foreign regulatory agency) approval of the Licensed Product for commercial sale.

3.4 Royalties on Licensed Products Licensed Exclusively to GENENTECH and Covered Solely by Research Project Patent Rights. GENENTECH shall pay to CURAGEN a royalty on Net Sales of Licensed Products in those countries where the manufacture, use, importation or sale of such Licensed Product by a third party (i) would infringe a Valid Claim of a Research Project Patent Right and (ii) would not infringe a Valid Claim of an Extended License Patent Right or a CURAGEN Project Patent Right, as follows:

(a)	[*************************************************************************************************** **************************************************.]

(b)	[*************************************************************************************************** *************************************************.]

(c)	[*************************************************************************************************** *************************************.]

(d)

Royalties due to CURAGEN pursuant to subsections (a), (b) and (c) above for a given Licensed Product may be reduced by [***************] of any royalties paid to third parties by GENENTECH, its Affiliates or Sublicensees

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

on net sales of such Licensed Product that are required in order to allow GENENTECH, its Affiliates or Sublicensees to manufacture, use or sell such Licensed Product; provided, however, that such reductions shall in no event reduce the royalty for such Licensed Product payable pursuant to such subsection by more than [*****************].

3.5 Royalties on Licensed Products Licensed Exclusively to GENENTECH and Covered by Research Project Patent Rights and CuraGen Project Patent Rights or Extended License Patent Rights. GENENTECH shall pay to CURAGEN a royalty on Net Sales of Licensed Products in those countries where the manufacture, use, importation or sale of such Licensed Product by a third party (i) would infringe a Valid Claim of a Research Project Patent Right and (ii) would infringe a Valid Claim of an Extended License Patent Right or a CURAGEN Project Patent Right, as follows:

(a)	If the Licensed Product is as described in subsections (a)-(c) or (e) of the definition of Licensed Product, the royalty rate on Net Sales of such Licensed Product shall be as follows:

[***********************************************]

[**************************************************************************]

[***********************************************]

(b)	If the Licensed Product is as described in subsections (d) or (f) of the definition of Licensed Product, or is a product as described in subsection (g) of the definition of Licensed Product and is not discovered from material use of a Lead by GENENTECH, its Affiliates or Sublicensees, the royalty rate on Net Sales of such Licensed Product shall be:

[***********************************************]

[**************************************************************************]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

[***********************************************]

(c)	If the Licensed Product is as described in subsection (g) of the definition of Licensed Product and is discovered from the material use by GENENTECH, its Affiliates or Sublicensees of a Lead identified by CURAGEN and provided to GENENTECH pursuant to an exclusive license granted pursuant to the provisions of Section 2.1(a) or (b), the royalty rate on Net Sales of such Licensed Product shall be:

[***********************************************]

[**************************************************************************]

[***********************************************]

(d)	If the Licensed Product is as described in subsections (h) or (i) of the definition of Licensed Product, the royalty rate on Net Sales of such Licensed Product shall be [****].

(e)	Royalties due to CURAGEN pursuant to subsections (a), (b) (c) and (d) above for a given Licensed Product may be reduced by [******************] of any royalties paid to third parties by GENENTECH, its Affiliates or Sublicensees on net sales of such Licensed Product that are required in order to allow GENENTECH, its Affiliates or Sublicensees to manufacture, use or sell such Licensed Product; provided, however, that such reductions shall in no event reduce the royalty for such Licensed Product payable pursuant to such subsection by more than [****************].

3.6 Royalties on Licensed Products Licensed Exclusively to GENENTECH and Covered Solely by CURAGEN Project Patent Rights or Extended License Patent Rights. GENENTECH shall pay to CURAGEN a royalty on Net Sales of Licensed Products in those countries where the manufacture, use, importation or sale of such Licensed Product by a third party (i) would not infringe a Valid Claim of a Research Project Patent Right and

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(ii) would infringe a Valid Claim of an Extended License Patent Right or a CURAGEN Project Patent Right, as follows:

(a)	If the Licensed Product is as described in subsections (a)-(c) or (e) of the definition of Licensed Product, the royalty rate on Net Sales of such Licensed Product shall be as follows:

[***********************************************]

[**************************************************************************]

[***********************************************]

(b)	if the Licensed Product is as described in subsections (d) or (f) of the definition of Licensed Product, or is a product as described in subsection (g) of the definition of Licensed Product and is not discovered from material use of a Lead by GENENTECH, its Affiliates or Sublicensees, the royalty rate on Net Sales of such Licensed Product shall be:

[***********************************************]

[**************************************************************************]

[***********************************************]

(c)	if the Licensed Product is as described in subsection (g) of the definition of Licensed Product and is discovered from material use by GENENTECH, its Affiliates or Sublicensees of a Lead identified by CURAGEN and provided to GENENTECH pursuant to an exclusive license granted pursuant to the provisions of Section 2.1(a) or (b), the royalty rate on Net Sales of such Licensed Product shall be:

[***********************************************]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

[**************************************************************************]

[***********************************************]

(d)	If the Licensed Product is as described in subsections (h) or (i) of the definition of Licensed Product, the royalty rate on Net Sales of such Licensed Product shall be [*****].

(e)	Royalties due to CURAGEN pursuant to subsections (a), (b), (c) and (d) above for a given Licensed Product may be reduced by [*************] of any royalties paid to third parties by GENENTECH, its Affiliates or Sublicensees on net sales of such Licensed Product that are required in order to allow GENENTECH, its Affiliates or Sublicensees to manufacture, use or sell such Licensed Product; provided, however, that such reductions shall in no event reduce the royalty for such Licensed Product payable pursuant to such subsection by more than [**************].

3.7 Licensed Products Non Exclusively Licensed to GENENTECH or Exclusively Licensed But Not Covered by Patent Rights or Extended License Patent Rights. For Licensed Products that are discovered under a license to GENENTECH pursuant to Section 2.1(c) above, or that are licensed exclusively to GENENTECH hereunder and are made, used or sold by GENENTECH, its Affiliates or Sublicensees, where the manufacture, use, importation or sale of such Licensed Product by a third party would not infringe a Valid Claim of any Patent Right or Extended License Patent Right, GENENTECH shall pay to CURAGEN a royalty on Net Sales as follows:

(a)	For Licensed Products as described in subsections (a)-(c) or (e) of the definition of Licensed Product, the royalty rate on Net Sales of such Licensed Product shall be [****].

(b)

For Licensed Products as described in subsections (d) or (1) of the definition of Licensed Product or as described in subsection (g) of the definition of Licensed Product which are not discovered from material use of a Lead by

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

GENENTECH, its Affiliates or Sublicensees, the royalty rate on Net Sales of such Licensed Product shall be [*****].

(c)	For Licensed Products as described in subsection (g) of the definition of Licensed Product which are discovered from material use by GENENTECH, its Affiliates or Sublicensees of a Lead, the royalty rate on Net Sales of such Licensed Products shall be [*****].

(d)	For Licensed Products as described in subsections (h) or (i) of the definition of Licensed Product, the royalty rate on Net Sales of such Licensed Products shall be [****].

(e)	Royalties due to CURAGEN pursuant to subsections (a), (b), (c), and (d) above for a given Licensed Product may be reduced by [****************] of any royalties paid to third parties by GENENTECH, its Affiliates or Sublicensees on net sales of such Licensed Product that are required in order to allow GENENTECH, its Affiliates or Sublicensees to manufacture, use or sell such Licensed Product; provided, however, that such reductions shall in no event reduce the royalty for such Licensed Product payable pursuant to such subsection by more than [****************].

(f)	Royalties due to CURAGEN pursuant to subsections (a), (b) (c)2 and (d) above for a given Licensed Product shall be increased by [****] if GENENTECH has elected a non-exclusive Extended License, and such increased royalty shall be subject to subsection (e) above.

3.8 One Royalty. Only one royalty, calculated at the highest applicable royalty rate hereunder, shall be payable to CURAGEN hereunder for each sale of a Licensed Product, regardless of the number of patents, patent applications or Valid Claims directed to or covering such Licensed Product.

3.9 Payment Terms.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(a)	Royalty payments shall be made to CURAGEN in United States Dollars quarterly within sixty (60) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales for each Licensed Product during the relevant three-month period and the calculation of royalties, if any, due thereon pursuant to this Article 3.

(b)	All royalties shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for Licensed Products sold in a currency other than United States dollars, such currency shall be converted into United States dollars at the exchange rate for buying U.S. dollars set forth in The Wall Street Journal for the last business day of the calendar quarter.

3.10 Royalty Term. GENENTECH shall pay royalties with respect to each Licensed Product on a country-by-country basis until (i) the expiration or revocation or complete rejection of the last to expire or to be revoked or to be completely rejected of any Valid Claim of a Patent Right or Extended License Patent Right covering such Licensed Product in such country, or (ii) [******] from the first commercial sale of such Licensed Product in such country, whichever is later. The term of each license under this Agreement (the “Term”) shall commence upon execution of Schedule I with respect thereto, and shall continue as long as any royalties are due hereunder for Licensed Products under such license. Following such period, unless the license pertaining to such Licensed Product has previously been terminated, GENENTECH shall have a fully paid-up, irrevocable license in such country under the Patent Rights, Extended License Patent Rights, Inventions, Know-How and CURAGEN Background Inventions relating to the relevant Licensed Clone, to make, have made, use, have used, sell, have sold, offer for sale, import and have imported such Licensed Product in such country.

3.11 Overdue Royalties. Royalties not paid within the time period set forth in this Article 3 shall bear interest at [***********], accruing monthly, from the due date until paid in full.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3.12 Records Retention. Audits. GENENTECH, its Affiliates and Sublicensees shall keep for [****************] from the date of each payment of royalties complete and accurate records of sales by GENENTECH and its Affiliates and Sublicensees of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. CURAGEN shall have the right for a period of [************] after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to GENENTECH to inspect the relevant records of GENENTECH and its Affiliates and Sublicensees to verify such report or statement. GENENTECH and its Affiliates and Sublicensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from CURAGEN, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Licensed Product in any given payment period. CURAGEN agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for CURAGEN to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. The results of each inspection, if any, shall be binding on both Parties. CURAGEN shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than [****************] of the amount paid, GENENTECH shall pay for such inspection.

4. TREATMENT OF CONFIDENTIAL INFORMATION

4.1 Confidential Information. During the Term of this Agreement, each Party may disclose to the other proprietary technical, research and business information (collectively, “Confidential Information”). For a period of [***********] after the receipt of any such Confidential Information, the receiving Party shall keep confidential all such Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to third parties by publication or otherwise. Each Party further agrees not to use Confidential Information of the other Party for any purpose other than

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

exercising any rights granted to it or reserved by it under this Agreement. Notwithstanding the foregoing, it is understood and agreed that the receiving Party’s obligations of confidentiality and nonuse herein shall not apply to any information which:

(a)	is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available through no fault or negligence of the receiving Party or any of its Affiliates; or

(b)	was otherwise in the receiving Party’s lawful possession prior to disclosure by the disclosing Party, as demonstrated by the receiving Party’s written records; or

(c)	is lawfully disclosed to the receiving Party on a non-confidential basis by a third party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information.

(d)	is developed independently by the receiving Party without the use of the disclosing Party’s Confidential Information.

Each Party may disclose the other Party’s Confidential Information to the extent reasonably necessary to comply with applicable government laws or regulations, provided that prompt notice of any such disclosure shall be given to the other Party.

Information disclosed other than in written or electronic form shall be subject to the terms of this Section 4.1 only if confirmed in writing to other Party within thirty (30) days of initial disclosure and specifying with particularity that Confidential Information disclosed other than in written form which is subject to the provisions of this Section 4.1.

4.2 Press Release and Regulatory Filings. The Parties shall mutually agree on a press release announcing the execution of this Agreement and on any confidential treatment request to be filed with the Securities and Exchange Commission with respect to this Agreement. Neither Party shall make any disclosure of the terms of this Agreement except as required by applicable law or as set forth above without the prior written consent of the other Party. Once any written statement is approved for disclosure by both Parties, either Party may

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

make subsequent public disclosures of the contents of such statement without the further approval of the other Party.

5. PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

5.1 Patent Filing. During the Term of this Agreement, with respect to any Patent Rights, Extended Patent Rights, Inventions or Extended Research Inventions licensed hereunder:

(a)	Upon granting an exclusive license to GENENTECH hereunder for a Licensed Clone, Lead(s), Extended Research Invention or Extended License Patent Right, CURAGEN and GENENTECH shall file CFR Rule 1.53(b) continuation patent applications having claims directed solely to Licensed Clones, Leads, Extended Research Inventions and Extended License Patent Rights which are exclusively licensed hereunder and not to other Clones or inventions, unless the Parties reasonably agree that such actions are not feasible or desirable.

(b)

CURAGEN and GENENTECH, through the RC, will mutually agree on whether to prepare, file, prosecute and maintain licensed Patent Rights and licensed Extended Patent Rights relating solely to Licensed Clones or Licensed Products relating to Licensed Clones or Leads which are exclusively licensed hereunder. The Patent Coordinators for each Party will be designated by such Party from time to time to act as provided below. The Parties shall use their respective best efforts to cause to be filed by Independent Patent Counsel (IPC), which IPC is not an employee of CURAGEN or GENENTECH, initial patent filings in the form of a regular U.S. priority patent application or a provisional application pursuant to CFR 1.51, as determined by the Patent Coordinators. Patent applications will be perfected by making, as soon as available, an ATCC deposit of at least such Clone(s) as reasonably agreed by the Patent Coordinators, and by making any subsequent application filings necessary to perfect U.S. or foreign priority patent rights in the countries of

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Europe that are members of the European Patent Organization, Japan, Canada, Australia, Israel, Mexico and any such other countries that are mutually agreed to by the Parties. GENENTECH and CURAGEN agree to provide reasonable and timely assistance and cooperation to the IPC to facilitate such filing, prosecution and maintenance, including without limitation, the execution of appropriate powers of attorney. GENENTECH and CURAGEN agree that any such preparation, filing, prosecution and maintenance shall be conducted diligently and in a timely fashion. GENENTECH and CURAGEN shall be kept fully informed by the IPC of the progress of all patent filings and prosecution under this section 5.1(b) and shall be provided with copies of all material documents pertaining thereto including, without limitation, information regarding inventorship, sequences and sequence listings, serial numbers, filing dates, foreign filing licenses and copies of patent applications. GENENTECH and CURAGEN shall be given the opportunity, whenever practical, to review and comment in advance on any patent filings or other correspondence with the patent office. GENENTECH and CURAGEN shall pursue priority to claims on licensed Patent Rights and licensed Extended Patent Rights by filing all necessary interferences and opposition papers, motions and the like. Any proposed interference settlement agreement relating to licensed Patent Rights and licensed Extended Patent Rights hereunder will be reviewed by the RC.

(c)	IPC shall be selected by mutual agreement of the Patent Coordinators. If the Patent Coordinators are unable to agree on selecting IPC, the matter shall be set before and resolved and decided by the RC.

(d)

If, during the Term of this Agreement, a Party does not wish to continue with the preparation, filing, prosecution or maintenance of any patent applications or patents covering licensed Patent Rights and licensed Extended Patent Rights, that Party shall notify the other Party of such intention at least sixty (60) days prior to the date upon which such right shall lapse or become abandoned, or upon which the next response to the applicable patent office is

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

due to be filed, and the other Party shall thereupon have the right, but not the obligation, to assume sole responsibility for the prosecution, maintenance and defense of such patents and patent applications, including all prospective expenses related thereto

(e)	The Parties will share equally all expenses associated with the preparation, filing, prosecution and maintenance of the patents and patent applications related to the licensed Patent Rights and licensed Extended Patent Rights. In the event that the Parties do not agree as to whether such a patent application should be filed, the Party wishing to file such patent application may do so at its sole expense. In such event, the other Party shall be kept fully informed by the filing Party of the progress of such patent filing and prosecution and shall be provided with copies of all material documents pertaining thereto including, without limitation, information regarding inventorship, sequences and sequence listings, serial numbers, filing dates, foreign filing licenses and copies of patent applications.

(f)

Notwithstanding the above, GENENTECH shall have at its sole discretion the right to prepare, file, prosecute, obtain and maintain, at its sole expense, all Patent Rights and Extended License Patent Rights relating solely to Licensed Clones or Licensed Products relating to Licensed Clones or Leads which are exclusively licensed hereunder as set forth is this section 5.1(e). CURAGEN agrees to provide reasonable assistance and cooperation to GENENTECH to facilitate such filing, prosecution and maintenance including, without limitation, the execution of appropriate powers of attorney. GENENTECH agrees that any such preparation, filing, prosecution and maintenance shall be conducted diligently and in a timely fashion and that CURAGEN shall be kept reasonably informed of the progress thereof. Upon request GENENTECH will provide copies of the following documents to CURAGEN: information regarding inventorship, sequences and sequence listings, serial numbers, filing dates, foreign filing licenses, copies of patent applications and official correspondence with the patent office. CURAGEN shall, whenever practical,

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

be given the opportunity to review and comment in advance on any patent filings or other correspondence with the patent office during such periods and GENENTECH shall use reasonable efforts to incorporate any comments provided by CURAGEN. GENENTECH shall, if warranted in its commercially reasonable judgment, pursue its priority to claims on Inventions by filing all necessary interferences and opposition papers, motions and the like. GENENTECH shall conduct any interference proceeding in good faith, applying its commercially reasonable efforts to prevail therein. CURAGEN shall be given the opportunity to review and comment upon any proposed settlement of an interference relating to Patent Rights or Extended Patent Rights subject to license hereunder. GENENTECH will consider CURAGEN’s comments in good faith, but shall have the right to decide and enter into a good faith settlement of the interference. if GENENTECH elects at any time to abandon its right to prepare, file, prosecute, obtain and maintain patent applications and patents as described in this section 5.1(e), CURAGEN and GENENTECH will prepare, file, prosecute and maintain licensed Patent Rights and licensed Extended Patent Rights as described in section 5.1(b).

(g)	No Party shall have any obligation under this Agreement to pay any fees or costs: (i) for bringing a lawsuit or other action to enforce any of the Patent Rights or Extended License Patent Rights against an actual or suspected infringement or (ii) for any other Party to obtain for its own benefit independent business or legal advice concerning any of the Patent Rights or Extended License Patent Rights.

5.2 Notice of Infringement. If, during the Term of this Agreement or the term of any license hereunder, either Party learns of any infringement by a third party of the patents within Patent Rights or Extended License Patent Rights exclusively licensed hereunder, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

5.3 Infringement.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(a)	GENENTECH shall have the first right (but not the obligation), at its own expense, to take appropriate action to enforce Patent Rights or Extended License Patent Rights licensed exclusively to GENENTECH hereunder in the event of any actual or suspected infringement of such rights. GENENTECH may, in its sole judgment, institute suit against any such infringer or alleged infringer and control and defend and settle such suit in a manner consistent with the terms and provisions hereof. if GENENTECH has not commenced reasonable action to enforce such Patent Rights and Extended License Patent Rights, in the case of significant infringement, or has ceased to pursue such action within one hundred twenty (120) days after written notice from CURAGEN of the infringement, or any mutually acceptable extension thereof, which notice includes all of CURAGEN’s then available supporting evidence and a request by CURAGEN that action should be taken against such alleged infringer, CURAGEN shall have the right (but not the obligation), at its own expense, to bring suit against such infringement. Any amount recovered, whether by judgment or settlement, shall first be applied to reimburse the costs and expenses (including attorneys’ fees) of the Party bringing suit, and then to reimburse the costs and expenses (including attorneys’ fees), if any, of the other Party and then to reimburse CURAGEN for any royalties withheld by GENENTECH as provided in Section 5.3(b) below, which shall be paid with interest as specified in Section 3.11. [*************************************************************************************************** ****************************************************************************]

(b)

In the event that GENENTECH brings any suit in any country as permitted in Section 5.3(a) above with respect to a Material Infringement as defined in (c) below, GENENTECH shall be entitled to reduce royalties payable to CURAGEN hereunder with respect to Licensed Products substantially similar to the product alleged to be infringing the Patent Right(s) or Extended License Patent Right(s) which are the subject of the suit in such country and for so long as a Material Infringement exists, by [***************] of the amounts

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

otherwise due hereunder with respect to such Licensed Products in such country.

(c)	For purposes of this Section 5.3, a Material Infringement shall be deemed to exist with respect to a Licensed Product on a country-by-country basis when sales by a third party of allegedly infringing products in such country reach a level of [******] or more of the combined sales of such allegedly infringing product(s) and sales of the Licensed Product in such country.

5.4 Cooperation. Each Party shall execute all papers and perform such other acts as may be reasonably required to cooperate with the Party bringing any infringement suit brought in accordance with Section 5.3 above (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit), and at its option and expense, may be represented in such suit by counsel of its choice.

6. TERM AND TERMINATION

6.1 Termination Provisions.

The Term of any license hereunder shall be as specified in Section 3.10, unless terminated as set forth below:

(a)	Any license hereunder with respect to any Licensed Clone and the related Leads, Extended Research Inventions or Extended License Patent Rights, may be terminated by either Party upon any material breach by the other Party of any material obligation or condition of such license, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail; provided, however, that a breach of Section 2.4 shall only give rise to the termination rights specified therein. The foregoing notwithstanding, if the default or breach is cured or shown to be nonexistent within the aforesaid thirty (30) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b)	if either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement by notice to such Party.

(c)	The licenses granted hereunder with respect to certain Licensed Clones shall terminate as specified in Section 2.3.4 of the Research Agreement without any requirement of further action by CURAGEN hereunder.

6.2 Effect of Termination.

(a)

Upon termination of a license or licenses granted hereunder by CURAGEN pursuant to Section 6.1(a), (b) or (c) or under Section 2.4 with respect to any Licensed Clone, all relevant rights to such Licensed Clone and the related Leads, Extended Research Inventions and Extended License Patent Rights included in any such license(s) granted by CURAGEN to GENENTECH hereunder under which GENENTECH is in breach shall immediately and automatically revert to CURAGEN, subject to GENENTECH’s right to sell any remaining quantities of Licensed Product remaining in its inventories as of the date of termination. All remaining license rights granted to GENENTECH hereunder shall remain in full force and effect. GENENTECH shall promptly transfer to CURAGEN such Licensed Clones, Data Sets and CURAGEN Proprietary Material in its possession without retaining any copies thereof, as well as any full-length sequence data of such Licensed Clone(s). In addition, upon any termination pursuant to Section 6.1(a) or (c) or Section 2.4, GENENTECH shall be deemed without any further action to have granted to CURAGEN an exclusive, worldwide, license (including the right to grant sublicenses), under GENENTECH’s ownership interest in any Research Project Inventions and Research Project Patent Rights covering or related to the relevant Licensed Clone(s) for which GENENTECH’ s license rights have been terminated to develop, have developed, make, have made, use, have used,

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

offer for sale, sell, have sold, import and have imported any and all products in all fields with royalties payable only as set forth in Section 7.7 of the Research Agreement.

(b)	Documentation. At the request of CURAGEN, GENENTECH shall execute and deliver such bills of sale, assignments and licenses and other documents as may be necessary to fully vest in CURAGEN all right, title and interest to which it is entitled as aforesaid pursuant to this Section 6.2.

(c)	Payment Obligations. GENENTECH shall have no obligation to make any milestone or royalty payment to CURAGEN that has not accrued prior to the effective date of any termination, except for royalties due on sales of remaining inventory, but shall remain liable for all obligations accruing prior to termination.

(d)	In the event of a material breach by CURAGEN of any material obligation or condition under this Agreement relating to any license hereunder with respect to any Licensed Clone, in lieu of terminating this Agreement as provided in Section 6.1(a), GENENTECH may, effective sixty (60) days after giving written notice to CURAGEN, which notice shall describe such breach in reasonable detail, elect to maintain the license to the Licensed Clone to which the breach relates with a [***************] reduction in the royalties otherwise due hereunder with respect to Licensed Products relating to such Licensed Clone. The foregoing notwithstanding, if the material breach is cured or shown to be non-existent within the aforesaid sixty (60) day period, such notice and election shall be deemed automatically withdrawn and of no effect.

6.3 Other Termination by GENENTECH. GENENTECH may terminate this Agreement, or any license or licenses granted hereunder with respect to any Licensed Clone(s), Lead(s) or Extended Research Inventions or Extended License Patent Rights, and the related rights and obligations hereunder, in its sole discretion at any time by giving written notice thereof to CURAGEN. Such termination shall be effective fifteen (15) days following the date such notice is received by CURAGEN and shall have all consequences as

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

set forth in Section 6.2 above, but only with respect to such Licensed Clone or Lead, as if this Agreement had been terminated pursuant to Section 6.1(a).

6.4 Remedies. If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

6.5 Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Sections 3.9, 3.11 and 3.12, Article 4, Sections 6.2 and 6.4, and Article 7 hereof, as well as any rights and obligations otherwise accrued, shall survive the expiration or termination of this Agreement.

7. MISCELLANEOUS

7.1 CURAGEN Representations. CURAGEN represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate CURAGEN corporate action; (b) CURAGEN is under no obligation which is inconsistent with this Agreement; and (c) CURAGEN has the full right and legal capacity to grant the rights to GENENTECH pursuant to Article 2 above without violating the rights of any third party.

7.2 GENENTECH Representations. GENENTECH represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate GENENTECH corporate action; and (b) GENENTECH is under no obligation which is inconsistent with this Agreement.

7.3 No Warranties.

(a)	Nothing in this Agreement is or shall be construed as:

(i)	a warranty or representation by CURAGEN or GENENTECH as to the validity or scope of any application or patent within the Patent Rights;

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(ii)	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties.

(b)	Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE DEVELOPMENT, MANUFACTURE, SALE, IMPORTATION OR USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

7.4 Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

7.5 Notices. Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to GENENTECH or CURAGEN shall be in writing and shall be personally delivered or sent by telecopy (with written confirmation to follow via United States first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other Party hereto):

CURAGEN:	555 Long Wharf, 11th Floor
New Haven, CT 06511
Attn: Vice President, Business Development
Telecopy: (203) 401-3333

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

GENENTECH:	1 DNA Way
South San Francisco, CA 94080
Attn: Corporate Secretary
Telecopy: (650) 952-9881

Such notices shall be deemed to have been sufficiently given on: (a) the date sent if delivered in person or transmitted by telecopy, (b) the next business day after dispatch in the case of overnight courier or (c) five (5) business days after deposit in the U.S. mail in the case of certified mail.

7.6 Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the State of New York (excluding its body of law controlling conflicts of law).

7.7 Limitations. Except as set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

7.8 Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter herein. No modification shall be effective unless in writing and signed by the Parties.

7.9 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

7.10 Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

7.11 Assignment. This Agreement may not be assigned by either Party without the consent of the other, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its wholly-owned subsidiaries, to any purchaser of all or substantially all of its assets in the line of business to which this Agreement pertains, or of all of its capital stock, or to any successor

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

corporation resulting from any merger or consolidation of such Party with or into such corporation.

7.12 Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

7.13 Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

7.14 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

7.15 Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

7.16 Indemnification.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(a)	GENENTECH shall indemnify, defend and hold harmless CURAGEN, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “CURAGEN Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the CURAGEN Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments (“Claims”) of third parties for personal injury and product liability matters (except in cases where such Claims result from a willful material breach of this Agreement or the gross negligence or willful misconduct on the part of a CURAGEN Indemnitee) arising out of or relating to any actions of GENENTECH or any Affiliate, licensee, sublicensee, distributor or agent of GENENTECH in the development, testing, production, manufacture, promotion, import, sale or use by any person of any Licensed Product manufactured or sold by GENENTECH or by an Affiliate, licensee, sublicensee, distributor or agent of GENENTECH.

(b)	GENENTECH’s obligation to indemnify, defend and hold the CURAGEN Indemnitees harmless pursuant to Section 9.16(a) are conditioned on the indemnified Party: (i) providing written notice to the indemnifying Party of any Claim arising out of the indemnified activities promptly after the indemnified Party has knowledge of such Claim, (ii) permitting the indemnifying Party to assume, at its discretion, sole and full control of the investigation, preparation, defense, trial and settlement in connection with such Claim, (iii) assisting and cooperating with the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such Claim, and (iv) not compromising, negotiating or settling such Claim without the indemnifying Party’s prior written consent.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

7.17 Counterparts.

This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative in two (2) originals.

GENENTECH, INC.	CURAGEN CORPORATION

By:	By:
Title:	Title:

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE I

(To be completed for each Licensed Clone)

Licensed Clone:

Type of License:

Project Data Set

or

CURAGEN Data Set

Pertaining to Licensed Clone:

CURAGEN Proprietary

Material Pertaining to

Licensed Clone:

CURAGEN Patent Rights

Pertaining to Licensed Clone:

Rights under

Extended License:

Signed this              day of             ,

CURAGEN CORPORATION

By:
Name:
Title:

GENENTECH, INC.

By:
Name:
Title:

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX D

Existing Research Projects and Data Sets

[**************************]

Description	Date of Completion	Species	Tissue	Therapeutic Field

[*********]	[*********]	[*********]	[*******]

[*********]	[*********]	[*********]	[*******]

[*********]	[*********]	[*********]	[*******]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.